GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

MORTGAGEIT, INC.,
Seller

WELLS FARGO BANK, N.A.,
Master Servicer and
Securities Administrator

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee and Custodian

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2006

__________________________________

MortgageIT Trust 2006-1
Mortgage Pass-Through Certificates, Series 2006-1

i

SECTION 12.14. Provision of Information.	158

Exhibit A	Form of Senior Certificate	A
Exhibit B-1	Form of Class A-R Certificate	B-1
Exhibit B-2	Form of Class P Certificate	B-2
Exhibit C-1	Form of Class PO Certificate	C-1
Exhibit C-2	Form of Class X Certificate	C-2
Exhibit D-1	Form of Subordinate Certificate	D-1
Exhibit D-2	Form of Subordinate Certificate (Rule 144A)	D-2
Exhibit D-3	Form of Subordinate Certificate (Regulation S)	D-3
Exhibit E	Form of Reverse of the Certificates	E
Exhibit F	Request for Release	F
Exhibit G-1	Form of Receipt of Mortgage Note	G-1
Exhibit G-2	Form of Interim Certificate of Trustee	G-2
Exhibit G-3	Form of Final Certification of Trustee	G-3
Exhibit H	Form of Lost Note Affidavit	H
Exhibit I-1	Form of ERISA Representation for Residual Certificates	I-1
Exhibit I-2	Form of ERISA Representation	I-2
Exhibit J-1	Form of Investment Letter [Non-Rule 144A]	J-1
Exhibit J-2	Form of Rule 144A Investment Letter	J-2
Exhibit K	Form of Transferor Certificate	K
Exhibit L	Transfer Affidavit for Residual Certificate Pursuant to Section 6.02(e)	L
Exhibit M	Form of Sarbanes-Oxley Certification	M
Exhibit N	List of Servicers and Servicing Agreements	N
Exhibit O	Transaction Parties	O
Exhibit P	[Reserved]	P
Exhibit Q	Servicing Criteria	Q
Exhibit R	Additional Form 10-D Disclosure	R
Exhibit S	Additional Form 10-K Disclosure	S
Exhibit T	Additional Form 8-K Disclosure	T
Exhibit U	Additional Disclosure Notification	U

Schedule I	Mortgage Loan Schedule
Schedule II	Converted Mortgage Loan Schedule
Schedule III	Modified Mortgage Loan Schedule

This Pooling and Servicing Agreement is dated as of February 1, 2006 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), MORTGAGEIT, INC., a New York corporation, as seller (the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee and custodian (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the MortgageIT Mortgage Loan Trust 2006-1 Mortgage Loan Pass-Through Certificates, Series 2006-1 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust Fund, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Certificates will consist of twenty-five classes of certificates, designated as (i) the Class 1-A1 Certificates, (ii) the Class 1-A2 Certificates, (iii) the Class 1-X Certificates, (iv) the Class A-R Certificate, (v) the Class 1-B1 Certificates, (vi) the Class 1-B2 Certificates, (vii) the Class 1-B3 Certificates, (viii) the Class 1-B4 Certificates, (ix) the Class 1-B5 Certificates, (x) the Class 1-B6 Certificates, (xi) the Class 1-P Certificates, (xii) the Class 2-A1A Certificates, (xiii) the Class 2-A1B Certificates, (xiv) the Class 2-A1C Certificates, (xv) the Class 2-X Certificates, (xvi) the Class 2-X-B Certificates, (xvii) the Class 2-PO Certificates, (xviii) the Class 2-PO-B Certificates, (xix) the Class 2-B1 Certificates, (xx) the Class 2-B2 Certificates, (xxi) the Class 2-B3 Certificates, (xxii) the Class 2-B4 Certificates, (xxiii) the Class 2-B5 Certificates, (xxiv) the Class 2-B6 Certificates and (xxv) the Class 2-P Certificates.

For federal income tax purposes, the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Funds, the Yield Maintenance Agreements, the Yield Maintenance Account (collectively, the “Excluded Trust Assets”)) comprises two REMICs in a tiered REMIC structure - the “Lower-Tier REMIC” and the “Upper Tier REMIC”. Each Certificate, other than the Class A-R Certificate, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein. In addition, the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B, Class 2-A1C and the Group 2 Subordinate Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Group 1 Basis Risk Reserve Fund, Group 2-A Basis Risk Reserve Fund and the Group 2-B Basis Risk Reserve Fund, as applicable, as provided in Section 5.08, and the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B, and Class 2-A1C Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Yield Maintenance Account as provided in Section 4.04. The owners of the Class 1-X Certificates beneficially own the Group 1 Basis Risk Reserve Fund and the portion of the Yield Maintenance Account related to Group 1. The owners of the Class 2-X Certificates beneficially own the Group 2-A Basis Risk Reserve Fund and the portion of the Yield Maintenance Account related to Group 2. The owners of the Class 2-X-B Certificates beneficially own the Group 2-B Basis Risk Reserve Fund. The Class A-R Certificate represents the sole class of residual interest in each REMIC.

The Lower-Tier REMIC will hold as its assets all of the assets constituting the Trust Fund (exclusive of the Excluded Trust Assets) and will issue interests (the “Lower-Tier Regular Interests”) (which will be uncertificated and will represent the regular interests in the Lower-Tier REMIC) and a residual interest (the “Class LT-R Interest”) which will also be uncertificated and which will represent the sole class of residual interest in the Lower-Tier REMIC. The Trustee will hold the Lower-Tier Regular Interests as assets of the Upper-Tier REMIC.

For purposes of the REMIC Provisions, the startup day for the Lower-Tier REMIC and the Upper-Tier REMIC is the Closing Date. All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

Lower-Tier REMIC

The following table specifies the designation, interest rate, and initial principal amount for each interest in the Lower-Tier REMIC:

Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificate
LT1-A1	(1)	$44,735,500.00	Class-1-A1
LT1-A2	(1)	$70,761,750.00	Class 1-A2
LT1-AR	(1)	$25.00	Class A-R
LT1-B1	(1)	$3,458,500.00	Class 1-B1
LT1-B2	(1)	$1,482,250.00	Class 1-B2
LT1-B3	(1)	$988,250.00	Class 1-B3
LT1-B4	(1)	$926,500.00	Class 1-B4
LT1-B5	(1)	$679,500.00	Class 1-B5
LT1-B6	(1)	$494,049.32	Class 1-B6
LT1-SG-A1	(2)	$47,720,986.35	N/A
LT1-SC-A1	(2)	$124,394.22	N/A
LT1-SG-A2	(3)	$75,484,175.99	N/A
LT1-SC-A2	(3)	$196,767.75	N/A
LT1-Q	(1)	$247,052,648.63	N/A
LT2-A1A	(4)	$71,421,000.00	Class 2-A1A
LT2-A1B	(4)	$29,758,750.00	Class 2-A1B
LT2-A1C	(4)	$17,855,250.00	Class 2-A1C
LT2-AZ	(4)	$2,380,700.00	N/A
LT-2-AY	(4)	$2,380,700.00	N/A
LT2-AQ	(4)	$114,273,650.00	N/A
LT2-B1	(4)	$4,554,000.00	Class 2-B1
LT2-B2	(4)	$2,081,500.00	Class 2-B2
LT2-B3	(4)	$1,301,000.00	Class 2-B3
LT2-B4	(4)	$1,301,000.00	Class 2-B4
LT2-B5	(4)	$1,040,500.00	Class 2-B5
LT2-B6	(4)	$780,597.04	Class 2-B6
LT2-BZ	(4)	$221,171.94	N/A
LT2-BY	(4)	$221,171.94	N/A
LT2-BQ	(4)	$10,616,303.16	N/A
LT-R	(5)	(5)	N/A

__________________

(1)	For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Regular Interests shall equal the Group 1 Net WAC.

(2)	For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Regular Interests shall equal the Group 1-A1 Net WAC.

(3)	For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Regular Interests shall equal the Group 1-A2 Net WAC.

(4)	For any Distribution Date (and the related Accrual Period) the interest rate for each of these Lower-Tier Regular Interests shall equal the Group 2 Net WAC.

(5)	The Class LT-R Interest does not have a principal balance and does not bear interest.

On each Distribution Date, Available Funds for Loan Group 1 shall be distributed as principal on Lower-Tier Regular Interests having an “LT1” in their designation as follows:

(i)
first, to the Class LT1-SC-A1 Interest until the principal balance of such Lower-Tier Regular Interest equals one percent of the Subordinate Component for Loan Subgroup 1-A1 for the next succeeding Distribution Date;

(ii)
second, to the Class LT1-SC-A2 Interest until the principal balance of such Lower-Tier Regular Interest equals one percent of the Subordinate Component for Loan Subgroup 1-A2 for the next succeeding Distribution Date;

(iii)
third, to the LT1-SC-A1 or the LT1-SC-A2 Interest the amount necessary to cause the ratio of the principal balance of the LT1-SC-A1 Interest to the principal balance of the LT1-SC-A2 Interest to equal the ratio of the Subordinate Component for Loan Subgroup 1-A1 to the Subordinate Component for Loan Subgroup 1-A2 for the immediately succeeding Distribution Date;

(iv) fourth, to the Class LT1-SG-A1 and the Class LT1-SG-A2 Interests concurrently, as follows:

(a) To the Class LT1-SG-A1 Interest until its principal balance equals the difference between (I) 25% of the Loan Subgroup Balance for Loan Subgroup 1-A1 for the next Distribution Date, minus (II) the principal balance of the Class LT1-SC-A1 Interest on such Distribution Date, taking into account the distributions under priorities (i) and (iii) above; and

(b) To the Class LT1-SG-A2 Interest until its principal balance equals the difference between (I) 25% of the Loan Subgroup Balance for Loan Subgroup 1-A2 for the next Distribution Date, minus (II) the principal balance of the Class LT1-SC-A2 Interest on such Distribution Date, taking into account the distributions under priorities (ii) and (iii) above;

(v)
fifth, concurrently to the LT1-A1, LT1-A2, LT1-AR, LT1-B1, LT1-B2, LT1-B3, LT1-B4, LT1-B5, and LT1-B6 Interests until the principal balance of each such Lower-Tier Regular Interest equals 25% of the Class Principal Balance of the Corresponding Class of Certificates for immediately after such Distribution Date;

(vi) sixth, to the LT1-Q Interest until its principal balance equals the excess, if any, of (I) the aggregate of the Class Principal Balances for the Group 1 Certificates immediately after such Distribution Date over (II) the aggregate of the principal balances of the Lower-Tier Regular Interests having an “LT1” in their designation (other than the LT1-Q Interest) after taking into account distributions on such Distribution Date under priorities (i) through (v), above; and

(vii) finally, to the Lower-Tier Regular Interests having an “LT1” in their designation, as distributions of interest at the interest rates shown in the table above.

On each Distribution Date, Realized Losses attributable to principal with respect to Loan Group 1 shall each be allocated among the Lower-Tier Regular Interests having an “LT1” in their designation in the same manner that principal is distributed among such Lower-Tier Regular Interests. On each Distribution Date, Prepayment Penalty Amounts for such Distribution Date with respect to Loan Group 1 shall be distributed on the LT1-Q Interest.

On each Distribution Date, Available Funds for Loan Group 2 shall be distributed as principal on Lower-Tier Regular Interests having an “LT2” in their designation as follows:

(i) first, to the LT2-AZ, LT2-AY, LT2-BZ, and LT2-BY Interests in reduction of their principal balances as follows -

(a)	to the LT2-AZ Interest the amount, if any, required to reduce (I) the principal balance of the LT2-AZ Interest to the LT2-AZ Target Balance for such Distribution Date;

(b)	to the LT2-AY Interest the amount, if any, required to reduce (I) the principal balance of the LT2-AY Interest to the LT2-AY Target Balance for such Distribution Date,

(c)
concurrently to the LT2-AZ and LT2-AY Interests in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate of the Class Principal Balances of the Class 2-A1A, Class 2-A1B, Class 2-A1C, and Class 2-PO Certificates immediately after such Distribution Date;

(d)	to the LT2-BZ Interests the amount, if any, required to reduce the principal balance of the LT2-BZ Interest to the LT2-BZ Target Balance for such Distribution Date;

(e)	to the LT2-BY Interests the amount, if any, required to reduce the principal balance of the LT2-BY Interest to the LT2-BY Target Balance for such Distribution Date; and

(f)
concurrently to the LT2-BZ and LT2-BY Interests in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate of the Class Principal Balances of the Group 2 Subordinate Certificates and the Class 2-PO-B Certificates immediately after such Distribution Date;

(ii)
second, concurrently to the LT2-A1A, LT2-A1B, LT2-A1C, LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, and LT2-B6 Interests until the principal balance of each such Lower-Tier Regular Interest equals 50% of the Class Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date;

(iii)	third, concurrently to the LT2-AQ and the LT2-BQ Interests until;

(a)
the principal balance of the LT2-AQ Interest equals the excess, if any, of (I) the aggregate of the Class Certificate Class Principal Balances of the Class 2-A1A, Class 2-A1B, Class 2-A1C, and Class 2-PO Certificates immediately after such Distribution Date over (II) the aggregate of the principal balances of the LT2-A1A, LT2-A1B, LT2-A1C, LT2-AZ, and LT2-AY Interests after taking into account distributions made pursuant to priorities (i) and(ii) on such Distribution Date: and

(b)
the principal balance of the LT-BQ Interest equals the excess, if any, of the aggregate of the Class Principal Balances of the Subordinate Certificates and the Class 2-PO Certificates immediately after such Distribution Date over (b) the aggregate of the principal balances of the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, LT2-B6, LT2-BZ, and LT2-BY Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date;

(iv)
finally, to the Lower-Tier Regular Interests having an “LT2” in their designation, as distributions of interest at the interest rates shown in the table above, provided, however, that any Net Deferred Interest will be allocated among and increase the principal balances of the Lower-Tier Regular Interests in the same order of priority in which principal is distributed among such Lower-Tier Regular Interests pursuant to priorities (i)(c)&(f), (ii), and (iii) above.

On any Distribution Date, after all distributions of Available Funds with respect to Loan Group 2, Realized Losses shall be allocated among the Lower-Tier Regular Interests in the same order of priority in which principal is distributed among such Lower-Tier Regular Interests pursuant to priorities (i) through (iii) above. On each Distribution Date, Prepayment Penalty Amounts for such Distribution Date with respect to Loan Group 2 shall be distributed on the LT2-AQ and LT2-BQ Interests in proportion to their respective principal balances immediately before such Distribution Date.

Upper Tier REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Principal Balance for each Class of Certificates comprising one or more regular interests in the REMIC created hereunder, each of which, except for the Class A-R Certificate, is hereby designated a REMIC regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions:

Class	Original Class Certificated Principal Balance or Class Notional Balance		Pass-Through Rate
Class 1-A1	$178,942,000.00		(1)
Class 1-A2	$283,047,000.00		(1)
Class 1-X	$494,105,297.26	(Notional)(2)	(1)
Class A-R (8)	$100.00		(1)
Class 1-B1	$13,834,000.00		(1)
Class 1-B2	$5,929,000.00		(1)
Class 1-B3	$3,953,000.00		(1)
Class 1-B4	$3,706,000.00		(1)
Class 1-B5	$2,718,000.00		(1)
Class 1-B6	$1,976,197.26		(1)
Class 1-P	$50.00	(7)	0.00%
Class 2-A1A	$142,842,000.00		(1)
Class 2-A1B	$59,517,500.00		(1)
Class 2-A1C	$35,710,500.00		(1)
Class 2-X	$238,070,050.00	(Notional)(3)	(1)
Class 2-X-B	$22,117,244.08	(Notional)(4)	(1)
Class 2-PO	$50.00	(5)	(1)
Class 2-PO-B	$50.00	(6)	(1)
Class 2-B1	$9,108,000.00		(1)
Class 2-B2	$4,163,000.00		(1)
Class 2-B3	$2,602,000.00		(1)
Class 2-B4	$2,602,000.00		(1)
Class 2-B5	$2,081,000.00		(1)
Class 2-B6	$1,561,194.08		(1)
Class 2-P	$50.00	(7)	0.00%

____________

(1)	Calculated pursuant to the definition of “Pass-Through Rate.”

(2)
For purposes of the REMIC provisions, the Class 1-X Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Lower-Tier Regular Interests having an “LT1” in their designation on the first day of the related Accrual Period . For purposes of the REMIC Provisions, interest shall accrue on the Class 1-X Certificate at a rate equal to the excess, if any, of (i) the Group 1 Net WAC over (ii) the Group 1 Adjusted Lower-Tier WAC.

(3)
For purposes of the REMIC provisions, the Class 2-X Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the LT2-A1A, LT2-A1B, LT2-A1C, LT2-AZ, LT2-AY, and LT2-AQ Interests . For purposes of the REMIC Provisions, interest shall accrue on the Class 2-X Certificate at a rate equal to the excess, if any, of (i) the Group 2 Adjusted Net WAC over (ii) the Group 2A Adjusted Lower-Tier WAC.

(4)
For purposes of the REMIC provisions, the Class 2-X-B Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, LT2-B6, LT2-BZ, LT2-BY, and LT2-BQ Interests . For purposes of the REMIC Provisions, interest shall accrue on the Class 2-X-B Certificate at a rate equal to the excess, if any, of (i) the Group 2 Adjusted Net WAC over (ii) the Group 2 Subordinate Adjusted Lower-Tier WAC

(5)
For purposes of the REMIC Provisions, the Class 2-PO Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the LT2-A1A, LT2-A1B, LT2-A1C, LT2-AZ, LT2-AY, and LT2-AQ Interests. For purposes of the REMIC Provisions, interest shall accrue on the Class 2-PO Certificates at a rate equal to the excess of (i) the Group 2 Net WAC over (ii) the Group 2A Adjusted Middle-Tier Pay Rate. Any interest accrued on the Class 2-PO Certificates will not be paid currently but shall increase the Class Principal Balance of the Class 2-PO Certificates.

(6)
For purposes of the REMIC Provisions, the Class 2-PO-B Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, LT2-B6, LT2-BZ, LT2-BY, and LT2-BQ I Interests. For purposes of the REMIC Provisions, interest shall accrue on the Class 2-PO-B Certificates at a rate equal to the excess of (i) the Group 2 Net WAC over (ii) the Group 2 Subordinate Adjusted Middle-Tier Pay Rate. Any interest accrued on the Class 2-PO-B Certificates will not be paid currently but shall increase the Class Principal Balances of the Class 2-PO-B Certificates.

(7)	The Class 1-P and Class 2-P Certificates do not have Pass-Through Rates, but are entitled to Prepayment Penalty Amounts with respect to Loan Group 1 and Loan Group 2, respectively.

(8)
For purposes of the REMIC provisions, the Class A-R Certificate represents ownership of (i) the Class LT-R Interest, which is the sole residual interest in the Lower-Tier REMIC, and (ii) the sole class of residual interest in the Upper-Tier REMIC.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01. Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months unless otherwise indicated in this Agreement.

“1122 Subservicer”: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

“1122 Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a 1122 Subservicer of any Servicer), the Master Servicer, the Trustee or the Securities Administrator.

“1-X Required Reserve Fund Deposit”: With respect to the Class 1-X Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 1-X Certificates for such Distribution Date (after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 1 Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 1-A1, Class 1-A2, Class 1-B1 and Class 1-B2 Certificates, after giving effect to distributions of payments made pursuant to the related Yield Maintenance Agreements.

“2-X Required Reserve Fund Deposit”: With respect to the Class 2-X Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 2-X Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest applicable to the Group 2 Mortgage Loans and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 2-A Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, after giving effect to distributions of payments made pursuant to the related Yield Maintenance Agreement.

“2-X-B Required Reserve Fund Deposit”: With respect to the Class 2-X-B Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 2-X-B Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest applicable to the Group 2 Mortgage Loans and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 2-B Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Group 2 Subordinate Certificates.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

“Account”: The Distribution Account, the Yield Maintenance Account, each Basis Risk Reserve Fund or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on date immediately preceding such Distribution Date. Interest for such Classes will be calculated based upon a 360-day year and the actual number of days in each Accrual Period. With respect to each Distribution Date and any Class of Lower-Tier Regular Interests and the Class 1-X, Class A-R, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-X and Class 2-X-B Certificates, the calendar month prior to the month of such Distribution Date. Interest for such Lower-Tier Regular Interests and such Classes will be calculated based upon a 360-day year consisting of twelve 30-day months in each Accrual Period.

“Additional Disclosure Notification”: As defined in Section 3.19(a).

“Additional Form 10-D Disclosure”: As defined in Section 3.19(a).

“Additional Form 10-K Disclosure”: As defined in Section 3.19(b).

“Additional Servicer”: Each affiliate of each Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the any Servicer, who Services 10% or more of the Mortgage Loans. For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

“Adjusted Cap Rate”: Either of the Group 2 Adjusted Cap Rate or the Group 2 IO Adjusted Cap Rate.

“Adjustment Date”: With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer (including the Trustee in its capacity as successor Master Servicer) in respect of any Distribution Date pursuant to Section 5.05.

“Adverse REMIC Event”: Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement, dated as of February 1, 2006, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”: As defined in Section 5.01(e).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, a Loan Group or Loan Subgroup and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Group or Loan Subgroup for such date and the denominator of which is the sum of the Subordinate Components (in the aggregate).

“Assignment”: As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”: As to any Distribution Date and any Loan Group or Loan Subgroup, as applicable, an amount equal to (i) the sum, without duplication, of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Group or Loan Subgroup, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (but not including Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Group or Loan Subgroup received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of related REO Properties for such Distribution Date, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicers pursuant to the related Servicing Agreements and Compensating Interest Payments deposited in the Distribution Account for such Distribution Date in respect of the Mortgage Loans in that Loan Group or Loan Subgroup, (e) the aggregate of the Purchase Prices, Substitution Adjustments and amounts collected for purchases pursuant to Sections 2.03 or 3.25 deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Group or Loan Subgroup, (f) the aggregate of any Advances made by the Servicers and the Master Servicer for such Distribution Date in respect of the Mortgage Loans in that Loan Group or Loan Subgroup, (g) the aggregate of any Advances made by the Trustee (as successor Master Servicer) for such Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Group or Loan Subgroup (h) the Termination Price allocated to such Loan Group on the Distribution Date on which the Trust Fund is terminated and (i) the applicable Class P Contribution; minus (ii) the sum of (w) the Expense Fees for such Distribution Date in respect of the Mortgage Loans in that Loan Group or Loan Subgroup, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Group or Loan Subgroup and other amounts as to which the Servicers, the Trustee, the Securities Administrator and the Master Servicer are entitled to be reimbursed pursuant to Section 4.03, (y) the amount payable to the Trustee, the Master Servicer, the Custodian or the Securities Administrator pursuant to Section 8.05, Section 3.30 and Section 3.31(c) in respect of Mortgage Loans in that Loan Group or Loan Subgroup or if not related to a Mortgage Loan, allocated to each Loan Group or Loan Subgroup on a pro rata basis and (z) amounts deposited in the Distribution Account, as the case may be, in error, in respect of Mortgage Loans in that Loan Group or Loan Subgroup, in each case without duplication.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”: Any of the Group 1 Basis Risk Reserve Fund, the Group 2-A Basis Risk Reserve Fund or the Group 2-B Basis Risk Reserve Fund.

“Basis Risk Shortfall”: With respect to any Distribution Date and the LIBOR Certificates, the sum of:

(i) the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Minnesota, the State of Maryland, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”: The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”: As defined in Section 10.01(a) hereof.

“Certificate”: Any Regular Certificate, Residual Certificate or Class P Certificate.

“Certificate Notional Balance”: With respect to the Notional Certificates and any date of determination, the product of (i) the Class Notional Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”: With respect to each Certificate of a given Class (other than the Interest-Only Certificates and the Class P Certificates) and any date of determination, the product of (i) the Class Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 6.02 hereof.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Certification Parties”: As defined in Section 3.18.

“Certifying Person”: As defined in Section 3.18.

“Class”: Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1-A1 Certificate”: Any of the Class 1-A1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A2 Certificate”: Any of the Class 1-A2 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B1 Certificate”: Any of the Class 1-B1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B2 Certificate”: Any of the Class 1-B2 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B3 Certificate”: Any of the Class 1-B3 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B4 Certificate”: Any of the Class 1-B4 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B5 Certificate”: Any of the Class 1-B5 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B6 Certificate”: Any of the Class 1-B6 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-P Certificate”: The Class 1-P Certificate as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B-2, evidencing the ownership of the Class 1-P Distributable Amount.

“Class 1-P Distributable Amount”: With respect to each Distribution Date, all Prepayment Penalty Amounts in respect of the Group 1 Mortgage Loans received by the Master Servicer for the related Prepayment Period.

“Class 1-X Certificate”: Any of the Class 1-X Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1A Certificate”: Any of the Class 2-A1A Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1B Certificate”: Any of the Class 2-A1B Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1C Certificate”: Any of the Class 2-A1C Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B1 Certificate”: Any of the Class 2-B1 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B2 Certificate”: Any of the Class 2-B2 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B3 Certificate”: Any of the Class 2-B3 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B4 Certificate”: Any of the Class 2-B4 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B5 Certificate”: Any of the Class 2-B5 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B6 Certificate”: Any of the Class 2-B6 Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-P Certificate”: The Class 2-P Certificate as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B-2, evidencing the ownership of the Class 2-P Distributable Amount.

“Class 2-P Distributable Amount”: With respect to each Distribution Date, all Prepayment Penalty Amounts in respect of the Group 2 Mortgage Loans received by the Master Servicer for the related Prepayment Period.

“Class 2-PO Certificate”: Any of the Class 2-PO Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-PO-B Certificate”: Any of the Class 2-PO-B Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-X Certificate”: Any of the Class 2-X Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-X-B Certificate”: Any of the Class 2-X-B Certificates as designated on the face thereof, executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R Certificate”: The Class A-R Certificate as designated on the face thereof executed by the Securities Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B-1, evidencing the ownership of the sole class of “residual interest” in the Upper-Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class LT-R Interest”: As described in the Preliminary Statement.

“Class MT-R Interest”: As described in the Preliminary Statement.

“Class Notional Balance”: With respect to (i) the Class 1-X Certificates and any Distribution Date, the aggregate Class Principal Balance of the Group 1 Certificates (other than the Class 1-X Certificates) on the immediately preceding Distribution Date, (ii) the Class 2-X Certificates and any Distribution Date, the aggregate Class Principal Balance of the Class 2-A1A, Class 2-A1B, Class 2-A1C and Class 2-PO Certificates on the immediately preceding Distribution Date and (iii) the Class 2-X-B Certificates and any Distribution Date, the aggregate Class Principal Balance of the Group 2 Subordinate Certificates and the Class 2-PO-B Certificates on the immediately preceding Distribution Date.

“Class P Certificates”: The Class 1-P and Class 2-P Certificates.

“Class P Contribution”: With respect to Loan Subgroup 1-A1, a contribution by the Depositor to the Distribution Account on or before the first Distribution Date in the amount of $50, which shall be included in Available Funds with respect to Loan Subgroup 1-A1 for the first Distribution Date, and, with respect to Loan Group 2, a contribution by the Depositor to the Distribution Account on or before the first Distribution Date in the amount of $50, which shall be included in Available Funds for Loan Group 2 for the first Distribution Date.

“Class PO Certificates”: The Class 2-PO and Class 2-PO-B Certificates.

“Class Principal Balance”: As to any Distribution Date, with respect to any Class of Certificates (other than the Interest-Only Certificates), the Original Class Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount; provided, however, that pursuant to Section 5.10, the Class Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.

“Class Subordination Percentage”: With respect to each Class of Group 1 Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Group 1 Certificates immediately before such Distribution Date. With respect to each Class of Group 2 Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Group 2 Certificates immediately before such Distribution Date.

“Close of Business”: As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: February 22, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Commission”: U.S. Securities and Exchange Commission.

“Compensating Interest Payment”: With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) required to be paid by the Servicers pursuant to the related Servicing Agreement with respect to such Distribution Date, exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

“Controlling Person”: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Converted Mortgage Loan”: Any Mortgage Loan as to which the Mortgagor thereunder has exercised its right under the related Mortgage Note to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

“Converted Mortgage Loan Schedule”: With respect to each Distribution Date, a schedule listing each Convertible Mortgage Loan that has become a Converted Mortgage Loan during the immediately preceding Due Period, and the Purchase Price for each such Converted Mortgage Loan in the form attached hereto as Schedule II.

“Convertible Mortgage Loan”: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate converted from an adjustable rate to a fixed rate.

“Cooperative Corporation”: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement and the assignment of the Security Agreement in blank; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original, if available, or a copy of the executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC Amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”: Shares issued by a Cooperative Corporation.

“Cooperative Unit”: A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: MortgageIT Trust 2006-1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller. With respect to the Securities Administrator and the Certificate Registrar and (i) presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, MortgageIT Trust 2006-1, and (ii) for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust, MortgageIT Trust 2006-1.

“Corresponding Class”: With respect to each class of Lower Tier Regular Interests or Middle Tier Regular Interests, the Class or Classes of Certificates corresponding to such class as set forth in the Preliminary Statement.

“Custodian”: Deutsche Bank National Trust Company, and its successors acting as custodian of the Mortgage Files.

“Cut-Off Date”: With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on February 1, 2006. With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”: With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Deferred Interest”: With respect to each Group 2 Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Group 2 Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Definitive Certificates”: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”: Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the related Servicing Agreement, on which the related Servicer determines the amount of all funds required to be remitted to the Master Servicer on the Servicer Remittance Date with respect to the Mortgage Loans it is servicing.

“Disqualified Organization”: A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Securities Administrator based upon an Opinion of Counsel provided to the Securities Administrator by nationally recognized counsel acceptable to the Securities Administrator that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.02 hereof which shall be entitled “Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator for Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of MortgageIT Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2006-1” and which must be an Eligible Account.

“Distribution Account Income”: As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”: The 25th day of the month, or, if such day is not a Business Day, the next Business Day commencing in March 2006.

“Distribution Date Statement”: As defined in Section 5.04(a) hereof.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of:

(i) a trust account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of each Rating Agency at the time any amounts are held on deposit therein;

(ii) a trust account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Trustee and to each Rating Agency, the Trustee on behalf of Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Securities Administrator and the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”: (i) the Class 2-A1B and Class 2-A1C Certificates, the Subordinate Certificates and the Residual Certificate, (ii) any Class 2-A1A, Class 2-X, Class 2-X-B, Class 2-PO or Class 2-PO-B Certificates that are not rated at least “AA-” (or its equivalent) by at least one nationally rated statistical rating organization (“Rating Agency”) upon acquisition, (iii) any Class 1-A1, Class 1-A2 or Class 1-X Certificates that are not rated at least “BBB-” by at least one Rating Agency upon acquisition or (iv) in general, any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Event of Default”: In respect of the Master Servicer, one or more of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Master Servicer may be terminated.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expense Fee”: With respect to any Mortgage Loan, the related Servicing Fee.

“Expense Fee Rate”: With respect to any Mortgage Loan, the per annum rate at which the Expense Fee accrues for such Mortgage Loan as set forth in the Mortgage Loan Schedule.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Final Prospectus Supplement”: That certain Prospectus Supplement, dated February 17, 2006, relating to the initial sale of the Offered Certificates.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or contemplated by Section 2.03, 3.25 and 10.01), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which it expects to be finally recoverable in respect thereof have been so recovered.

“Form 8-K Disclosure Information”: As defined in Section 3.19(c).

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“GMACM”: GMAC Mortgage Corporation, as subservicer of the Mortgage Loans, and its successors and assigns.

“GMACM Subservicing Agreement”: The Subservicing Agreement, dated as of February 1, 2006, between the Sponsor and GMACM, as the same may be amended from time.

“Gross Margin”: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Adjusted Lower-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 4 multiplied by (ii) the weighted average of the interest rates on the Lower-Tier REMIC Interests having an “LT1” in their designation, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the LT1-SG-A1, LT1-SC-A1, LT1-SG-A2, LT1-SC-A2, and LT1-Q Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the LT1-A1, LT1-A2, LT1-AR, LT1-B1, LT1-B2, LT1-B3, LT1-B4, LT1-B5, and LT1-B6 Interests to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates (in the case of LIBOR Certificates, multiplied by the quotient of the actual number of days in the Accrual Period divided by 30) for such Distribution Date.

“Group 1 Basis Risk Reserve Fund”: A fund created as part of the Trust Fund on behalf of the Class 1-X Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Group 1 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 1 Net WAC”: With respect to any Distribution Date and the Group 1 Mortgage Loans, the weighted average of the Group 1-A1 Net WAC and the Group 1-A2 Net WAC.

“Group 1-A1 Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Subgroup 1-A1 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period.

“Group 1-A1 Net WAC Cap”: With respect to any Distribution Date and the Class 1-A1 Certificates, the product of (i) the Group 1-A1 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

“Group 1-A2 Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Subgroup 1-A2 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period.

“Group 1-A2 Net WAC Cap”: With respect to any Distribution Date and the Class 1-A2 Certificates, the product of (i) the Group 1-A2 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

“Group 1 Senior Certificates”: The Class 1-A1, Class 1-A2, Class 1-X, Class A-R and Class 1-P Certificates.

“Group 1 Senior Prepayment Percentage”: With respect to each Loan Subgroup in Loan Group 1 and any Distribution Date before March 2013, 100%. Except as provided herein, the Group 1 Senior Prepayment Percentage for each Loan Subgroup in Loan Group 1 for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: (i) from March 2013 through February 2014, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; (ii) from March 2014 through February 2015, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; (iii) from March 2015 through February 2016, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; (iv) from March 2016 through February 2017, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and (v) from and after March 2017, the related Senior Percentage for such Distribution Date; provided, however, that there shall be no reduction in the related Group 1 Senior Prepayment Percentage for any Loan Subgroup in Loan Group 1 on a Distribution Date, unless the Step Down Conditions are satisfied with respect to such Distribution Date; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in March 2013, the Senior Percentage for each Loan Subgroup in Loan Group 1 exceeds the initial Senior Percentage for such Loan Subgroup, the related Group 1 Senior Prepayment Percentage for such Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to March 2009 the Two Times Test is satisfied, the Group 1 Senior Prepayment Percentage for each Loan Subgroup in Loan Group 1 will equal the related Senior Percentage for such Distribution Date plus 50% of the related Subordinate Percentage for such Distribution Date and (ii) if on any Distribution Date in or after March 2009 the Two Times Test is satisfied, the Group 1 Senior Prepayment Percentage for each Loan Subgroup in Loan Group 1 will equal the related Group 1 Senior Percentage for such Distribution Date.

“Group 1 Subordinate Certificates”: The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates.

“Group 1 Subordinate Principal Distribution Amount”: With respect to Loan Group 1 and any Distribution Date, an amount equal to the sum of:

(1)  the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for the Loan Subgroups in Loan Group 1 and such Distribution Date;

(2) with respect to each Mortgage Loan in a Loan Subgroup in Loan Group 1 that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for the Loan Subgroups in Loan Group 1 and such Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3) the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for the Loan Subgroups in Loan Group 1 and such Distribution Date.

“Group 1 Subordinate Net WAC”: With respect to any Distribution Date, the weighted average of the Group 1-A1 Net WAC and the Group 1-A2 Net WAC, weighted on the basis of the related Subordinate Components for Loan Subgroup 1-A1 and Loan Subgroup 1-A2.

“Group 1 Subordinate Net WAC Cap”: With respect to any Distribution Date and the Class 1-B1 and Class 1-B2 Certificates, the Group 1 Subordinate Net WAC for such Distribution Date.

“Group 1 Subordinate Percentage”: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of the Classes of Group 1 Subordinate Certificates and the denominator of which is the Pool Balance of the Group 1 Mortgage Loans for such Distribution Date.

“Group 2-A Basis Risk Reserve Fund”: A fund created as part of the Trust Fund on behalf of the Class 2-X Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Group 2-B Basis Risk Reserve Fund”: A fund created as part of the Trust Fund on behalf of the Class 2-X-B Certificates pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Group 2 Adjusted Cap Rate”: For any Distribution Date and the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates and the Group 2 Subordinate Certificates, an amount equal to the product of (i) the Group 2 Net Adjusted WAC Cap for that Distribution Date, multiplied by the quotient of 30 divided by the actual number of days in the Accrual Period.

“Group 2A Adjusted Lower-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LT2-A1A, LT2-A1B, LT2-A1C, LT2-AZ, LT2-AY, and LT2-AQ Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the LT2-AZ, LT2-AY, and LT2-AQ Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the LT2-A1A, LT2-A1B, and LT2-A1C Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by 30 and (II) the Group 2 Adjusted Net WAC for such Distribution Date.

“Group 2A Adjusted Lower-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LT2-A1A, LT2-A1B, LT2-A1C, LT2-AZ, LT2-AY, and LT2-AQ Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the LT2-AZ, LT2-AY, and LT2-AQ Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the LT2-A1A, LT2-A1B, and LT2-A1C Interests (I) to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by 30 and (II) a floor equal to the Group 2 Adjusted Net WAC for such Distribution Date.

“Group 2 Adjusted Net WAC”: For any Distribution Date (and the related Accrual Period), a per annum rate equal to the excess of (i) the Group 2 Net WAC over (ii) the product of (a) the Net Deferred Interest for Loan Group 2 for such Distribution Date multiplied by (b) 12, divided by the Pool Balance for Loan Group 2 for such Distribution Date.

“Group 2 IO Adjusted Cap Rate”: For any Distribution Date and the Class 2-X and Class 2-X-B Certificates will equal the pass-through rate for such Class, computed for this purpose by (i) reducing the Group 2 Net WAC by a per annum rate equal to the quotient of (a) the product of (1) the net deferred interest, if any on the Group 2 Mortgage Loans for that Distribution Date and (2) 12, divided by (b) the aggregate Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Due Period, and (ii) calculating the interest accrued on the Group 2 Certificates (other than the Class 2-X and Class 2-X-B Certificates) by substituting the related “Adjusted Cap Rate” for the related “Net WAC Cap” in the definition of pass-through rate for each of the Group 2 Certificates.

“Group 2 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates pf the Group 2 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period.

“Group 2 Net WAC Cap”: With respect to any Distribution Date and the Class 2-A1A, Class 2-A1B, Class 2-A1C Certificates and the Group 2 Subordinate Certificates, the product of (i) the Group 2 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the accrual period.

“Group 2 Senior Certificates”: The Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B and Class 2-P Certificates.

“Group 2 Senior Prepayment Percentage”: With respect to Loan Group 2 and any Distribution Date before March 2016, 100%. Except as provided herein, the Group 2 Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: (i) from March 2016 through February 2017, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; (ii) from March 2017 through February 2018, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; (iii) from March 2018 through February 2019, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; (iv) from March 2019 through February 2020, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and (v) from and after March 2020, the related Senior Percentage for such Distribution Date; provided, however, that there shall be no reduction in the Group 2 Senior Prepayment Percentage on a Distribution Date, unless the Step Down Conditions are satisfied with respect to such Distribution Date; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in March 2016, the Senior Percentage for Loan Group 2 exceeds the initial Senior Percentage for Loan Group 2, the Group 2 Senior Prepayment Percentage for such Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to March 2009 the Two Times Test is satisfied, the Group 2 Senior Prepayment Percentage will equal the related Senior Percentage for such Distribution Date plus 50% of the related Subordinate Percentage for such Distribution Date and (ii) if on any Distribution Date in or after March 2009 the Two Times Test is satisfied, the Group 2 Senior Prepayment Percentage will equal the related Senior Percentage for such Distribution Date.

“Group 2 Subordinate Adjusted Lower-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, LT2-B6, LT2-BZ, LT2-BY, and LT-BQ Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the LT2-BZ, LT2-BY, and LT-BQ Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, and LT2-B6, Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by 30 and (II) the Group 2 Adjusted Net WAC for such Distribution Date.

“Group 2 Subordinate Adjusted Lower-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, LT2-B6, LT2-BZ, LT2-BY, and LT-BQ Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on each of the LT2-BZ, LT2-BY, and LT-BQ Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the LT2-B1, LT2-B2, LT2-B3, LT2-B4, LT2-B5, and LT2-B6 Interests (I) to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by 30 and (II) a floor equal to the Group 2 Adjusted Net WAC for such Distribution Date.

“Group 2 Subordinate Certificates”: The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates.

“Group 2 Subordinate Percentage”: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of the Classes of Group 2 Subordinate Certificates and the denominator of which is the Pool Balance of the Group 2 Mortgage Loans for such Distribution Date.

“Group 2 Subordinate Principal Distribution Amount”: With respect to Loan Group 2 and any Distribution Date, an amount equal to the sum of:

(1)  the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for Loan Group 2 and such Distribution Date;

(2) with respect to each Mortgage Loan in Loan Group 2 that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for Loan Group 2 and such Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)  the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for Loan Group 2 and such Distribution Date.

“Indemnified Persons”: The Trustee (individually in its corporate capacity and in all capacities hereunder), the Master Servicer, the Depositor and the Securities Administrator (in all capacities hereunder) and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

“Index”: With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Certificate (other than the Interest-Only Certificates), the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Balance”: With respect to the Class 1-X, Class 2-X and Class 2-X-B Certificates, the amount designated “Initial Certificate Notional Balance” on the face thereof.

“Initial LIBOR Rate”: 4.570%.

“Initial Loan Group 1 Balance”: $494,105,297.26.

“Initial Loan Group 2 Balance”: $260,187,294.08.

“Initial Loan Subgroup 1-A1 Balance”: $191,381,522.29.

“Initial Loan Subgroup 1-A2 Balance”: $302,723,744.97.

“Insurance Proceeds”: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the related Servicing Agreement.

“Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates (other than the Class 1-P, Class 2-P, Class 2-PO and Class 2-PO-B Certificates), the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest-Only Certificate”: Any of the Class 1-X, Class 2-X or Class 2-X-B Certificates.

“Interest Shortfall”: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, constitutes an amount determined as follows:

(a) Principal Prepayments in part received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(b) Principal Prepayments in full received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(c) any Relief Act Reductions for such Distribution Date.

“Latest Possible Maturity Date”: As determined as of the Cut-Off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“Lender-Paid Mortgage Insurance Loan”: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

“Lender-Paid Mortgage Insurance Fee”: As to any Distribution Date and each Lender Paid Mortgage Insurance Mortgage Loan, an amount equal to the product of the Lender-Paid Mortgage Insurance Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Lender-Paid Mortgage Insurance Fee Rate”: For each Lender-Paid Mortgage Insurance Loan and any Distribution Date, the per annum rate required to be paid in connection with the related lender-paid mortgage insurance policy for such Mortgage Loan on such Distribution Date.

“LIBOR”: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b) The establishment of LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”: The Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B, Class 2-A1C Certificates and the Group 2 Subordinate Certificates.

“LIBOR Determination Date”: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer or the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the related Servicing Agreement.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicers, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”: Either of Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”: As to each Loan Group and any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans on that day.

“Loan Group 1”: At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”: At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan Subgroup”: Either of Loan Subgroup 1-A1 or Loan Subgroup 1-A2, as the context requires.

“Loan Subgroup Balance”: As to each Loan Subgroup and any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the related Due Period, of the Mortgage Loans in such Loan Subgroup that were Outstanding Mortgage Loans on that day.

“Loan Subgroup 1-A1”: At any time, the Subgroup 1-A1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Subgroup 1-A2”: At any time, the Subgroup 1-A2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan-to-Collateral Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Loan-to-Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Regular Interest”: As described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“LT2-AY Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the LT2-AZ Interest immediately preceding such Distribution Date multiplied by (II) the Group 2 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Group 2 Adjusted Net WAC for such Distribution Date, over (ii) the principal balance of the LT2-AZ Interest immediately preceding such Distribution Date.

“LT2-AZ Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the LT2-AY Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 2 Adjusted Net WAC for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Group 2 Net WAC for such Distribution Date, over (ii) the principal balance of the LT2-AY Interest immediately preceding such Distribution Date.

LT2-BY Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the LT2-BZ Interest immediately preceding such Distribution Date multiplied by (II) the Group 2 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Group 2 Adjusted Net WAC for such Distribution Date, over (ii) the principal balance of the LT2-BZ Interest immediately preceding such Distribution Date.

“LT2-BZ Target Balance”: With respect to any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the LT2-BY Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 2 Adjusted Net WAC for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Group 2 Net WAC for such Distribution Date, over (ii) the principal balance of the LT2-BY Interest immediately preceding such Distribution Date.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”: On each Distribution Date, (i) with respect to the Class 1-A1 Certificates, 0.230% per annum, and on each Distribution Date after the Call Option Date, 0.0.460% per annum, (ii) with respect to the Class 1-A2 Certificates, 0.200% per annum, and on each Distribution Date after the Call Option Date, 0.400% per annum, (iii) with respect to the Class 1-B1 Certificates, 0.420% per annum, and on each Distribution Date after the Call Option Date, 0.630% per annum, (iv) with respect to the Class 1-B2 Certificates, 0.620% per annum, and on each Distribution Date after the Call Option Date, 0.930% per annum, (v) with respect to the Class 2-A1A Certificates, 0.210% per annum, and on each Distribution Date after the Call Option Date, 0.420% per annum, (vi) with respect to the Class 2-A1B Certificates, 0.280% per annum, and on each Distribution Date after the Call Option Date, 0.560% per annum, (vii) with respect to the Class 2-A1C Certificates, 0.310% per annum, and on each Distribution Date after the Call Option Date, 0.620% per annum, (viii) with respect to the Class 2-B1 Certificates, 0.480% per annum, and on each Distribution Date after the Call Option Date, 0.720% per annum, (ix) with respect to the Class 2-B2 Certificates, 0.880% per annum, and on each Distribution Date after the Call Option Date, 1.320% per annum, (x) with respect to the Class 2-B3 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum, (xi) with respect to the Class 2-B4 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum, (xii) with respect to the Class 2-B5 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum, and (xiii) with respect to the Class 2-B6 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum.

“Master Servicer”: Wells Fargo Bank, N.A., or any successor Master Servicer appointed as herein provided.

“Master Servicing Fee”: As to any Distribution Date, the income and gain realized from any investment of funds in the Distribution Account pursuant to Section 4.02(c) hereof.

“Master Servicing Guide”: Wells Fargo Conduit and Norwest Conduit Servicing Guide, dated February 1997, as amended July 2001.

“Maximum Loan Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for any MERS Mortgage Loan.

“Modifiable Mortgage Loan”: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate modified to any adjustable rate or hybrid product offered at the time by the related originator.

“Modified Mortgage Loan”: Any Modifiable Mortgage Loan as to which the related Mortgagor has exercised the right to modify the Mortgage Rate.

“Modified Mortgage Loan Schedule”: With respect to each Distribution Date, a schedule listing each Modifiable Mortgage Loan in the form set forth in Schedule III hereto that has become a Modified Mortgage Loan during the immediately preceding Due Period, and the Purchase Price for each such Modified Mortgage Loan.

“MOM Loan”: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”: With respect to each Class of Certificates (other than the Class P Certificates and Class PO Certificates) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Principal Balance or Class Notional Balance, as applicable, of that Class immediately prior to such Distribution Date.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to the applicable provisions of the related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of February 1, 2006, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	the state and five-digit ZIP code of the Mortgaged Property including the;

(iii)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(iv)
a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(v)
if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vi)	the original months to maturity;

(vii)	the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(viii)	the Loan-to-Value Ratio at origination;

(ix)	the Loan-to-Collateral Value Ratio at origination;

(x)	the Loan Rate in effect immediately following the Cut-Off Date;

(xi)	the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)	the stated maturity date;

(xiii)	the Servicing Fee Rate;

(xiv)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)	the original principal balance of the Mortgage Loan;

(xvi)	the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)	the Index and Gross Margin specified in related Mortgage Note;

(xviii)	the next Adjustment Date, if applicable;

(xix)	the Maximum Loan Rate, if applicable;

(xx)	the Value of the Mortgaged Property;

(xxi)	the sale price of the Mortgaged Property, if applicable;

(xxii)	the product code;

(xxiii)	Expense Fee Rate therefor; and

(xxiv)	the respective Loan Group or Loan Subgroup.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee (or Master Servicer) shall not disclose such information except to the extent disclosure may be required by any law or regulatory or administrative authority; provided, however, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and any auditors in connection with the performance of its responsibilities hereunder.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“MortgageIT”: MortgageIT, Inc., a New York corporation, and its successors and assigns.

“MortgageIT Servicing Agreement”: The Servicing Agreement, dated as of February 1, 2006, among MortgageIT, as seller and servicer, the Master Servicer and the Trustee, as the same may be amended from time.

“Mortgagor”: The obligor on a Mortgage Note.

“MTA”: With respect to each Accrual Period, a per annum rate determined on each MTA Determination Date in the following manner by the Securities Administrator on the basis of the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months.

“Net Deferred Interest”: With respect to Loan Group 2 and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”: With respect to any Distribution Date, the excess of the Interest Shortfall, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicers under the related Servicing Agreements with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate.

“Net Maximum Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Maximum Loan Rate for such Mortgage Loan minus the related Servicing Fee.

“Net Maximum Rate Cap”: With respect to any Distribution Date and the Group 2 Subordinate Certificates, the Group 2 Net WAC Cap computed by assuming that each Group 2 Mortgage Loan accrued interest at its Net Maximum Rate.

“Net WAC”: With respect to any Distribution Date, the Group 1-A1 Net WAC, the Group 1-A2 Net WAC or the Group 2 Net WAC, as applicable.

“Net WAC Cap”: With respect to any Distribution Date, the Group 1-A1 Net WAC Cap, the Group 1-A2 Net WAC Cap or the Group 2 Net WAC Cap, as applicable.

“Nonrecoverable”: The determination by the Master Servicer or the related Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance in respect of thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Notional Certificate”: Any Class 1-X, Class 2-X or Class 2-X-B Certificate.

“Offered Certificates”: The Class 1-A1, Class 1-A2, Class 1-X, Class A-R, Class 1-B1, Class 1-B2, Class 1-B3, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller, the Master Servicer or the Depositor, as applicable.

“One-Month LIBOR”: The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“One-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Month LIBOR index.

“One-Month MTA”: The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Month MTA Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“One-Year CMT”: The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Year CMT Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year CMT Index.

“One-Year LIBOR”: The average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks.

“One-Year LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the One-Year LIBOR index.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee or the Securities Administrator, as applicable, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Call Date”: The first Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance.

“Original Applicable Credit Support Percentage”: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class 1-B1	6.50%	Class 2-B1	8.50%
Class 1-B2	3.70%	Class 2-B2	5.00%
Class 1-B3	2.50%	Class 2-B3	3.40%
Class 1-B4	1.70%	Class 2-B4	2.40%
Class 1-B5	0.95%	Class 2-B5	1.40%
Class 1-B6	0.40%	Class 2-B6	0.60%

“Original Certificate Notional Balance”: With respect to the Class 1-X Certificates, $494,105,297. With respect to the Class 2-X Certificates, $238,070,050. With respect to the Class 2-X-B Certificates, $22,117,244.

“Original Class Notional Balance”: With respect to the Interest-Only Certificates, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Class Principal Balance”: With respect to each Class of Certificates other than the Notional Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“OTS”: The Office of Thrift Supervision.

“Outstanding Mortgage Loan”: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to each Class of Certificates and any Distribution Date, the rate set forth below:

The Pass-Through Rate for the Class 1-A1 Certificates with respect to any Distribution Date on or before the Optional Call Date shall be equal to the least of (i) One-Month LIBOR plus 0.230% per annum, (ii) the Group 1-A1 Net WAC Cap for that Distribution Date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 1-A1 Certificates shall be equal to One-Month LIBOR plus 0.460% per annum.

(i)
The Pass-Through Rate for the Class 1-A2 Certificates with respect to any Distribution Date on or before the Optional Call Date shall be equal to the least of (i) One-Month LIBOR plus 0.200% per annum, (ii) the Group 1-A2 Net WAC Cap for that Distribution Date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 1-A2 Certificates shall be equal to One-Month LIBOR plus 0.400% per annum.

(ii)
The Pass-Through Rate for the Class 1-X Certificates with respect to any Distribution Date shall be calculated at an annual rate equal to the excess, if any, of (i) the weighted average of the Net Loan Rates of the Group 1 Mortgage Loans over (ii) a rate equal to the product of (a) the interest accrued on the Group 1 Certificates (other than the Class 1-X Certificates) for the related Accrual Period, multiplied by (b) 12, divided by the Class Notional Balance of the Class 1-X Certificates.

(iii)	The Pass-Through Rate for the Class A-R Certificates with respect to any Distribution Date shall be equal to the Subgroup 1-A1 Net WAC for that Distribution Date.

(iv)
The Pass-Through Rate for the Class 1-B1 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 0.420% per annum, (ii) the Group 1 Subordinate Net WAC Cap for that distribution date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 1-B1 Certificates shall be equal to One-Month LIBOR plus 0.630% per annum.

(v)
The Pass-Through Rate for the Class 1-B2 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 0.620% per annum, (ii) the Group 1 Subordinate Net WAC Cap for that distribution date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 1-B2 Certificates shall be equal to One-Month LIBOR plus 0.930% per annum.

(vi)	The Pass-Through Rate for the Class 1-B3 Certificates with respect to any Distribution Date shall be equal to the Group 1 Subordinate Net WAC.

(vii)	The Pass-Through Rate for the Class 1-B4 Certificates with respect to any Distribution Date shall be equal to the Group 1 Subordinate Net WAC.

(viii)	The Pass-Through Rate for the Class 1-B5 Certificates with respect to any Distribution Date shall be equal to the Group 1 Subordinate Net WAC.

(ix)	The Pass-Through Rate for the Class 1-B6 Certificates with respect to any Distribution Date shall be equal to the Group 1 Subordinate Net WAC.

(x)
The Pass-Through Rate for the Class 2-A1A Certificates with respect to any Distribution Date on or before the Optional Call Date shall be equal to the least of (i) One-Month LIBOR plus 0.210% per annum, (ii) the Group 2 Net WAC Cap for that Distribution Date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-A1A Certificates shall be equal to One-Month LIBOR plus 0.420% per annum.

(xi)
The Pass-Through Rate for the Class 2-A1B Certificates with respect to any Distribution Date on or before the Optional Call Date shall be equal to the least of (i) One-Month LIBOR plus 0.280% per annum, (ii) the Group 2 Net WAC Cap for that Distribution Date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-A1B Certificates shall be equal to One-Month LIBOR plus 0.560% per annum.

(xii)
The Pass-Through Rate for the Class 2-A1C Certificates with respect to any Distribution Date on or before the Optional Call Date shall be equal to the least of (i) One-Month LIBOR plus 0.310% per annum, (ii) the Group 2 Net WAC Cap for that Distribution Date and (iii) 10.500%. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-A1C Certificates shall be equal to One-Month LIBOR plus 0.620% per annum.

(xiii)
The Pass-Through Rate for the Class 2-X Certificates with respect to any Distribution Date shall be calculated at an annual rate equal to the excess, if any, of (i) Group 2 Net WAC over (ii) a rate equal to the product of (a) the interest accrued on the Class 2-A1A, Class 2-A1B, and Class 2-A1C Certificates during the related Accrual Period, multiplied by (b) 12, divided by the Class Notional Balance of the Class 2-X Certificates.

(xiv)
The Pass-Through Rate for the Class 2-X-B Certificates with respect to any Distribution Date shall equal the excess, if any, of (i) the Group 2 Net WAC minus (ii) a rate equal to the product of (a) interest accrued on the Group 2 Subordinate Certificates during the related Accrual Period and multiplied by (b) 12, divided by the Class Notional Balance of the Class 2-X-B Certificates.

(xv)
The Pass-Through Rate for the Class 2-B1 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 0.480% per annum, (ii) the Group 2 Net WAC Cap for that distribution date and (iii) the related Net Maximum Rate Cap for that Distribution Date. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-B1 Certificates shall be equal to One-Month LIBOR plus 0.720% per annum.

(xvi)
The Pass-Through Rate for the Class 2-B2 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 0.880% per annum, (ii) the Group 2 Net WAC Cap for that distribution date and (iii) the related Net Maximum Rate Cap for that Distribution Date. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-B2 Certificates shall be equal to One-Month LIBOR plus 1.320% per annum.

(xvii)
The Pass-Through Rate for the Class 2-B3 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 1.750% per annum, (ii) the Group 2 Net WAC Cap for that distribution date and (iii) the related Net Maximum Rate Cap for that Distribution Date. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-B3 Certificates shall be equal to One-Month LIBOR plus 2.625% per annum.

(xviii)
The Pass-Through Rate for the Class 2-B4 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 1.750% per annum, (ii) the Group 2 Net WAC Cap for that distribution date and (iii) the related Net Maximum Rate Cap for that Distribution Date. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-B4 Certificates shall be equal to One-Month LIBOR plus 2.625% per annum.

(xix)
The Pass-Through Rate for the Class 2-B5 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 1.750% per annum, (ii) the Group 2 Net WAC Cap for that distribution date and (iii) the related Net Maximum Rate Cap for that Distribution Date. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-B5 Certificates shall be equal to One-Month LIBOR plus 2.625% per annum.

(xx)
The Pass-Through Rate for the Class 2-B6 Certificates with respect to any Distribution Date shall be equal to the least of (i) One-Month LIBOR plus 1.750% per annum, (ii) the Group 2 Net WAC Cap for that distribution date and (iii) the related Net Maximum Rate Cap for that Distribution Date. On all Distribution Dates after the Optional Call Date, the Pass-Through Rate of the Class 2-B6 Certificates shall be equal to One-Month LIBOR plus 2.625% per annum.

“Paying Agent”: Any paying agent appointed pursuant to Section 6.05 hereof.

“PCAOB”: The Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Certificate other than a Residual Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Balance, as applicable, represented by such Certificate and the denominator of which is the Original Class Principal Balance or Original Class Notional Balance, as applicable, of the related Class. With respect to the Residual Certificate, 100%.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or the Master Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)
repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agencies;

(iv)
securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)
any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Securities Administrator or any affiliate of the Securities Administrator or for which the Securities Administrator or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by Moody’s or S&P; and the Securities Administrator may trade with itself or an affiliate when purchasing or selling Permitted Investments; and

(vii)
if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”: The Residual Certificate and the Class P Certificates.

“Pool Balance”: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the first day of the related Due Period, of the Mortgage Loans in all Loan Groups that were Outstanding Mortgage Loans on that day.

“Prepayment Penalty Amount”: With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, but only to the extent required to be remitted to the Master Servicer on the applicable Servicer Remittance Date under the terms of the related Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”: As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Distribution Amount”: With respect to Loan Subgroup 1-A1, Loan Subgroup 1-A2 or Loan Group 2 and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the related Servicer or the Master Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased or purchased Mortgage Loan in that Loan Group or Loan Subgroup, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group or Loan Subgroup deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group or Loan Subgroup that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group or Loan Subgroup (other than Recoveries), (f) all Principal Prepayments in part or in full on Mortgage Loans in that Loan Group or Loan Subgroup applied by the Servicers or the Master Servicer during the related Prepayment Period, (g) all Recoveries received during the related Prepayment Period and (h) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group or Loan Subgroup.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Pro Rata Share”: As to any Distribution Date and any Class of Group 1 Subordinate Certificates, the portion of the Group 1 Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Group 1 Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Principal Balance of that Class and the denominator of which is the aggregate of the Class Principal Balances of all the Classes of Group 1 Subordinate Certificates. As to any Distribution Date and any Class of Group 2 Subordinate Certificates, the portion of the Group 2 Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Group 2 Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Principal Balance of that Class and the denominator of which is the aggregate of the Class Principal Balances of all the Classes of Group 2 Subordinate Certificates.

“Proprietary Lease”: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”: The Final Prospectus Supplement, together with the accompanying prospectus, dated September 26, 2005, relating to the Offered Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.25 or Section 10.01 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as is provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, any costs and damages incurred by the Trust Fund in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, and approved as an insurer by the Master Servicer so long as the claims paying ability of which is acceptable to each Rating Agency for pass-through certificates having the same ratings on the Certificates rated by each Rating Agency as of the Closing Date. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and the Loan-to-Collateral Value Ratio, respectively, of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratio and Loan-to-Collateral Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Each of S&P and Moody’s and any respective successors thereto. If Moody’s, S&P or their respective successors shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency or agencies, or other comparable Person or Persons, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Record Date”: With respect to each Distribution Date and the LIBOR Certificates, the Business Day preceding the applicable Distribution Date so long as such Certificates remain Book-Entry Certificates and otherwise the Record Date shall be same as the other Classes of Certificates. For each other Class of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Recovery”: With respect to any Distribution Date and a Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the related Prepayment Period to such Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the related Prepayment Period, net of any reimbursable expenses.

“Refinancing Mortgage Loan”: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”: Any Certificate other than the Class 1-P, Class 2-P and Class A-R Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each party, as set forth on Exhibit R attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, in its capacity as Custodian or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act or similar state or local law.

“Relief Act Reductions”: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”: An Independent Opinion of Counsel, to the effect that the proposed action described therein would not cause an Adverse REMIC Event.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”: The Master Servicer’s Remittance Report to the Securities Administrator providing information with respect to each Mortgage Loan which is provided no later than the second Business Day following each Determination Date and which shall contain such information as may be agreed upon by the Master Servicer and the Securities Administrator and which shall be sufficient to enable the Securities Administrator to prepare the related Distribution Date Statement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by a Servicer in respect of an REO Property pursuant to the related Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the related Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the applicable Servicer pursuant to the applicable provisions of the related Servicing Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the applicable Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the related Servicing Agreement.

“Reportable Event”: As defined in Section 3.19(c).

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”: The Class A-R Certificate.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate assigned to the Corporate Trust Office (or similar group) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”: As defined in Section 5.01(e).

“Restricted Global Security”: As defined in Section 6.01.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Sarbanes Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Administrator”: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Security Agreement”: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”: MortgageIT, in its capacity as seller under this Agreement.

“Senior Certificate”: Any one of the Class 1-A1, Class 1-A2, Class 1-X, Class A-R, Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B, Class 1-P and Class 2-P Certificates.

“Senior Certificate Group”: Any of (a) the Class 1-A1, Class 1-A2, Class 1-X and Class A-R Certificates with respect to Loan Group 1, (b) the Class 1-A1 Certificates with respect to Loan Subgroup 1-A1, (c) the Class 1-A2 Certificates with respect to Loan Subgroup 1-A2 and (d) the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X, Class 2-X-B, Class 2-PO and Class 2-PO-B Certificates with respect to Loan Group 2.

“Senior Certificateholder”: Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”: The date on which the Class Principal Balance of each Class of Group 1 or Group 2 Subordinate Certificates has been reduced to zero.

“Senior Percentage”: With respect to each Loan Group or Loan Subgroup and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Class or Classes of Senior Certificates relating to that Loan Group or Loan Subgroup immediately prior to such Distribution Date and the denominator of which is the Loan Group or Loan Subgroup Balance in the related Loan Group or Loan Subgroup for such Distribution Date provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to a Loan Group or Loan Subgroup, the Senior Percentage for that Loan Group or Loan Subgroup will be equal to 0%.

“Senior Prepayment Percentage”: The Group 1 Senior Prepayment Percentage or the Group 2 Senior Prepayment Percentage, as applicable.

“Senior Principal Distribution Amount”: With respect to Loan Group 1 and each Loan Subgroup thereof and any Distribution Date, the sum of:

(1) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for such Distribution Date;

(2) with respect to each Mortgage Loan in that Loan Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)	the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)	the Group 1 Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3) the Group 1 Senior Prepayment Percentage of the amounts described in clause (f) of the definition of “Principal Distribution Amount.”

With respect to Loan Group 2 and any Distribution Date, the sum of:

(1) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for such Distribution Date;

(2) with respect to each Mortgage Loan in Loan Group 2 which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)	the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)	the Group 2 Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3) the Group 2 Senior Prepayment Percentage of the amounts described in clause (f) of the definition of “Principal Distribution Amount.”.

“Senior Termination Date”: For each Loan Group or Loan Subgroup, the Distribution Date on which the aggregate of the Class Principal Balances of the related Senior Certificates is reduced to zero.

“Servicer”: Any of (i) MortgageIT, in its capacity as servicer of the Mortgage Loans, (ii) GMACM, as subservicer of the Mortgage Loans or (iii) any successor servicer or subservicer.

“Servicer Remittance Date”: With respect to each Mortgage Loan, the 18th day of each month, or the next Business Day if such 18th day is not a Business Day or if provided in the related servicing agreement, the preceding Business Day if such 18th day is not a Business Day.

“Servicing”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

“Servicing Account”: Any account established and maintained for the benefit of the Master Servicer or the Trust Fund by a Servicer or with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the respective Servicing Agreement.

“Servicing Advances”: With respect to any Servicer or the Master Servicer (including the Trustee in its capacity as successor Master Servicer), all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by any Servicer or the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the related Servicing Agreements, as applicable.

“Servicing Agreement”: Each of (i) the MortgageIT Servicing Agreement and (ii) the GMACM Subservicing Agreement, and any other servicing agreement or subservicing agreement entered into between a successor servicer or subservicer, as applicable, and the Seller or the Trustee on behalf of the Trust Fund pursuant to the terms hereof.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, the fee payable to such Servicer determined pursuant to the related Servicing Agreement.

“Servicing Fee Rate”: With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

“Servicing Function Participant”: Any 1122 Subservicer, 1122 Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator, respectively.

“Servicing Officer”: Any officer of a Master Servicer or Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer, Servicer or Subservicer, as applicable, to the Trustee, the Custodian and the Depositor on the Closing Date, as such list may from time to time be amended.

“Significant Modification”: As defined in Section 3.25.

“Significant Modification Loan”: As defined in Section 3.25.

“Six-Month LIBOR”: The average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks.

“Six-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the Six-Month LIBOR index.

“Sponsor”: MortgageIT, in its capacity as sponsor under this Agreement.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of the Distribution Date in March 2006, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the applicable Servicer as recoveries of principal in accordance with the applicable provisions of the related Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of any Distribution Date on which any decrease in any Senior Prepayment Percentage may apply, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure), averaged over the preceding six month period, as a percentage of the aggregate of the Class Principal Balances of the Group 1 or Group 2 Subordinate Certificates, as applicable, on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

(a)
for any Distribution Date on or after the tenth anniversary until the eleventh anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Group 1 or Group 2 Subordinate Certificates, respectively, as of the Closing Date,

(b)
for any Distribution Date on or after the eleventh anniversary until the twelfth anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Group 1 or Group 2 Subordinate Certificates, respectively, as of the Closing Date,

(c)
for any Distribution Date on or after the twelfth anniversary until the thirteenth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Group 1 or Group 2 Subordinate Certificates, respectively, as of the Closing Date,

(d)
for any Distribution Date on or after the thirteenth anniversary until the fourteenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Group 1 or Group 2 Subordinate Certificates, respectively, as of the Closing Date, and

(e)
for any Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Strike Rate”: With respect to any Distribution Date and the Yield Maintenance Agreement, the strike rate listed on Schedule III hereto.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer, the Trustee or the Securities Administrator.

“Subgroup 1-A1 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Subgroup 1-A2 Mortgage Loan”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Subordinate Certificate”: Any one of the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 or Class 2-B6 Certificates.

“Subordinate Component”: With respect to each of Loan Subgroup 1-A1 and Loan Subgroup 1-A2 and any Distribution Date, the excess of the related Loan Subgroup Balance for such Distribution Date over the aggregate Class Principal Balance of the related Senior Certificates immediately preceding such Distribution Date.

“Subordinate Percentage”: With respect to Loan Group 2, or in the case of Loan Group 1, each Loan Subgroup, and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Group or Loan Subgroup, as applicable, and such Distribution Date; provided, however, that with respect to Loan Group 1, on any Distribution Date occurring after a Senior Termination Date has occurred with respect to one Loan Subgroup, the Subordinate Percentage will represent the entire interest of the Group 1 Subordinate Certificates in the Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”: With respect to Loan Group 2, or in the case of Loan Group 1, each Loan Subgroup, and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subservicer”: GMACM, as subservicer of the Mortgage Loans or any successor thereto.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the REMICs created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

“Termination Price”: As defined in Section 10.01(a) hereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”: As defined in Section 6.02(e)(ii) hereof.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust Fund”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vi) all right, title and interest of the Seller in and to each of the Servicing Agreements, (vii) the Basis Risk Reserve Funds and (x) the Yield Maintenance Account. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”: Deutsche Bank National Trust Company, not in its individual capacity but solely as trustee, a national banking association, its successors or assigns, or any successor trustee appointed as herein provided.

“Trustee Fee”: The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Trustee from the Master Servicer Fee and pursuant to the terms of the separate fee letter agreement between the Trustee and the Master Servicer relating to the MortgageIT Trust 2006-1.

“Two Times Test”: As to any Distribution Date and Loan Group 1, (i) the Aggregate Subordinate Percentage for Loan Group 1 is at least two times the Aggregate Subordinate Percentage for Loan Group 1 as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure), averaged over the preceding six-month period, as a percentage of the aggregate of the Class Principal Balances of the Group 1 Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in March 2009, cumulative Realized Losses do not exceed 30% of the Class Principal Balances of the Group 1 Subordinate Certificates as of the Closing Date, or prior to the Distribution Date in March 2009, cumulative Realized Losses do not exceed 20% of the Class Principal Balances of the Group 1 Subordinate Certificates as of the Closing Date.

As to any Distribution Date and Loan Group 2, (i) the Aggregate Subordinate Percentage for Loan Group 1 is at least two times the Aggregate Subordinate Percentage for Loan Group 2 as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure), averaged over the preceding six-month period, as a percentage of the aggregate of the Class Principal Balances of the Group 2 Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in March 2009, cumulative Realized Losses do not exceed 30% of the Class Principal Balances of the Group 2 Subordinate Certificates as of the Closing Date, or prior to the Distribution Date in March 2009, cumulative Realized Losses do not exceed 20% of the Class Principal Balances of the Group 2 Subordinate Certificates as of the Closing Date.

“Undercollateralized Subgroup”: With respect to any Distribution Date, any Class of Senior Certificates related to any Loan Subgroup of Loan Group 1 as to which the aggregate Class Principal Balance thereof, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Subgroup Balance of the related Loan Subgroup for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by PTE 97-34 (Exemption Application No. D-10245 and D-10246) and by PTE 2000-58 (Exemption Application No. D-10829) and PTE 2002-41 (Exemption Application No. D-11077), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: With respect to each Class of Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”: As described in the Preliminary Statement.

“Value”: With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 94% of the voting rights shall be allocated among the Classes of Certificates (other than the Class 1-X, Class 2-X, Class 2-X-B, Class 1-P, Class 2-P and Class A-R Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances then outstanding, 1% of the voting rights shall be allocated to the Holders of the Class 1-X Certificates; 1% of the voting rights shall be allocated to the Holders of the Class 2-X Certificates; 1% of the voting rights shall be allocated to the Holders of the Class 2-X-B Certificates; 1% of the voting rights shall be allocated to the Holder of the Class 1-P Certificate; 1% of the voting rights shall be allocated to the Holder of the Class 2-P Certificate; and 1% of the voting rights shall be allocated to the Holder of the Class A-R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Balance of each Certificate of such Class and the denominator of which is the Class Principal Balance or Class Notional Balance of such Class; provided, however, that any Certificate registered in the name of the Master Servicer, the Securities Administrator, the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

“Writedown Amount”: The reduction described in Section 5.03(c).

“Yield Maintenance Account”: The account maintained by the Securities Administrator pursuant to Section 5.09 which shall be entitled “Yield Maintenance Account, Wells Fargo Bank, N.A., in trust for the registered Holders of MortgageIT Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1” and which must be an Eligible Account.

“Yield Maintenance Agreement”: Each interest rate cap agreement, by and between the Yield Maintenance Provider and the Securities Administrator, on behalf of the Trust Fund, including the ISDA Master Agreement between the Yield Maintenance Provider and the Securities Administrator, the schedule thereto and the related confirmations (Ref. No. IRG6936294.2A.2B, Ref. No. IRG6936298.2A.2B, Ref. No. IRG6936303.2A.2B, Ref. No. IRG6936308.2A.2B and Ref. No. IRG6936311.2A.2B), each dated as of February 22, 2006.

“Yield Maintenance Amounts”: For each Yield Maintenance Agreement and any Distribution Date, the amount, if any, to be paid by the Yield Maintenance Provider to the Securities Administrator pursuant to such Yield Maintenance Agreement, as calculated by the Yield Maintenance Provider based on information in the Distribution Date Statement delivered to it pursuant to Section 5.04.

“Yield Maintenance Certificates”: Each of the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates.

“Yield Maintenance Distributable Amount”: With respect to each Distribution Date and the Yield Maintenance Certificates, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 11.00%, over (y) the applicable Strike Rate, (ii) the related Yield Maintenance Notional Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”: For each Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule III hereto for the applicable Class or Classes of Certificates and (ii) the aggregate Class Principal Balance of the related Yield Maintenance Certificates.

“Yield Maintenance Payment”: The payment remitted to the Securities Administrator by the Yield Maintenance Provider under any Yield Maintenance Agreement.

“Yield Maintenance Provider”: The Royal Bank of Scotland plc.

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and to the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-Off Date with respect to the Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreements to the extent assigned in the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)
the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for MortgageIT Trust 2006-1, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)
except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a certified copy of such Mortgage or power of attorney, as the case may be, and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)
the original or copy of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust Fund is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for MortgageIT Trust 2006-1, without recourse;”

(v)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening assignment of mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)	the original Primary Insurance Policy, if any, or certificate, if any;

(vii)	the original or a certified copy of lender’s title insurance policy; and

(viii)	with respect to any Cooperative Loan, the Cooperative Loan Documents.

To the extent that, as of the Closing Date, MortgageIT shall be in possession of any Mortgage Files with respect to any Mortgage Loan, until delivery of such Mortgage File to the Custodian as provided in this Section 2.01, MortgageIT shall hold such files as bailee and in trust for the Custodian; provided, that any such Mortgage Files must be delivered to the Custodian within 30 days after the Closing Date.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the MortgageIT Trust 2006-1. Notwithstanding anything herein to the contrary, the Master Servicer and Securities Administrator are not responsible for monitoring any MERS Mortgage Loans.

With respect to each Cooperative Loan, the Seller, on behalf of the Depositor, does hereby deliver to the Trustee (or Custodian) the related Cooperative Loan Documents and the Seller shall take (or cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer) such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust Fund or the Trustee) acceptable to the Trustee, each Rating Agency and the Master Servicer, recording in such states is not required to protect the Trust Fund’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the applicable Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the applicable Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(vii) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited. All original documents that are not delivered to the Trustee on behalf of the Trust Fund shall be held by the Master Servicer or the applicable Servicer in trust for the Trustee, for the benefit of the Trust Fund and the Certificateholders.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03 hereof.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02. Acceptance by Trustee.

The Trustee hereby accepts its appointment as Custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that, in its capacity as Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be reviewed by it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (xv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not conforming to the requirements set forth herein, at the conclusion of its review the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller, the Depositor and the Master Servicer. In addition, upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Seller.

(a) Upon discovery or receipt of written notice that a document does not comply with the requirements of Section 2.01 hereof, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller of such noncompliance, missing document or breach and request that the Seller deliver such missing document or cure such noncompliance or breach within 90 days from the date that the Seller was notified of such missing document, noncompliance or breach, and if the Seller does not deliver such missing document or cure such noncompliance or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Schedule II to the Mortgage Loan Purchase Agreement, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. The Purchase Price for the repurchased Mortgage Loan or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s obligation to repurchase such Mortgage Loan arises. The Trustee, upon receipt of written certification from the Securities Administrator of the related deposit in the Distribution Account, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant as described in this Section 2.03(a).

Any costs and expenses incurred by the Trustee enforcing the obligations of the Seller under this Section 2.03(a) shall be reimbursable to the Trustee from amounts on deposit in the Distribution Account.

(b) If pursuant to the provisions of Section 2.03(a), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller will take (or shall cause the applicable Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Master Servicer), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(c) [Reserved].

(d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof (subject to the exceptions provided therein), together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon. Within 180 days of the date of substitution, the Trustee shall deliver to the Seller and the Master Servicer a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to, the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a written certification from the Securities Administrator of its receipt of the deposit to the Distribution Account, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(e) Upon discovery by the Seller, the Master Servicer, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders that the representations and warranties made by the Seller pursuant to Schedule II to the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Master Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects or, in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with Section 2.03 hereof.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Seller, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05. [Reserved].

SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust Fund and the Trustee on behalf of the Certificateholders as follows:

(i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust Fund of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust Fund;

(iv) the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of its creditors;

(v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trust Fund and the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(i) the Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of New York and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to fulfill its obligations hereunder;

(ii) the Seller has the power and authority to hold each Mortgage Loan and to sell each Mortgage Loan. The Seller has the power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws in relation to the rights of creditors generally;

(iii) the execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by-laws, respectively, or constitute a default under or result in a material breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv) the Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its respective performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) the Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi) the Seller has good, equitable and indefeasible title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans and upon the payment of the Purchase Price (as defined in the Mortgage Loan Purchase Agreement) by the Depositor, the Depositor will have good and marketable title to the Mortgage Notes and Mortgage Loans, free and clear of all liens or encumbrances;

(vii) the Mortgage Loans are not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller;

(viii) there are no actions or proceedings against, or investigations known to, the Seller before any court, administrative or other tribunal (A) that might prohibit the seller from entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement or the Mortgage Loan Purchase Agreement;

(ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(x) no certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or repot not misleading;

(xi) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

(xii) the Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

SECTION 2.09. Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust Fund, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. The Seller shall, within 30 days after the Closing Date, provide the Master Servicer, the Securities Administrator, the Trustee, the Yield Maintenance Provider, each Servicer and the Depositor a complete list of each party to the MortgageIT Mortgage Loan Trust 2006-1 transaction, including all Servicers.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01. Master Servicer to Service and Administer the Mortgage Loans.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and the Master Servicing Guide, and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 5.04 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the related Servicing Accounts pursuant to the applicable Servicing Agreements.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Trustee, necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property, which limited powers of attorney shall provide that the Trustee will not be liable for the actions or omissions of the Servicers or Master Servicer in exercising such powers.

The Master Servicer shall not without the Trustee’s written consent (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.

The Trustee shall provide access to the records and documentation in possession of the Trustee (including in its capacity as Custodian hereunder) regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee, upon the written request of the Master Servicer, shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3.02. REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat each such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee, the Securities Administrator and the Master Servicer shall not (a) sell or knowingly permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans or is otherwise permitted pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 or 2.04 of this Agreement or as otherwise provided in this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03. Monitoring of Servicers.

(a) The Master Servicer shall be responsible for reporting to the Trustee (on behalf of the Trust Fund) and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trust Fund and the Certificateholders, shall (acting as agent of the Trust Fund when enforcing the Trust Fund’s rights under each Servicing Agreement) (i) enforce the obligations of each Servicer under the related Servicing Agreement, and (ii) in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer which the Master Servicer shall cause the Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

SECTION 3.04. Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3.05. Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trust Fund and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds, Liquidation Proceeds and Recoveries and (iv) to effectuate, in its own name, on behalf the Trust Fund, or in the name of the Trust Fund, foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would result in an Adverse REMIC Event unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). In instituting foreclosures or similar proceedings, the Master Servicer shall institute such proceedings either in its own name on behalf of the Trust Fund or in the name of the Trust Fund (or cause the related Servicer, pursuant to the related Servicing Agreement, to institute such proceedings either in the name of such Servicer on behalf of the Trust Fund or in the name of the Trust Fund), unless otherwise required by law or otherwise appropriate. If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trust Fund or the Trustee on its behalf or that the Trust Fund or the Trustee, as applicable, would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee, on behalf of the Trust Fund, in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee on behalf of the Trust Fund.

SECTION 3.06. Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

SECTION 3.07. Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Servicing Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the Custodian, on behalf of the Trustee) deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee (and the Custodian, if applicable) shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Servicing Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee (or the Custodian, on behalf of the Trustee), shall, upon the request of a Servicer or the Master Servicer, and delivery to the Trustee (the Custodian, on behalf of the Trustee), of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the Custodian on behalf of the Trustee), to the Servicer or the Master Servicer.

SECTION 3.08. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trust Fund.

(a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee (or Custodian) such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee (or Custodian). Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds, Insurance Proceeds or Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Trust Fund and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Fee, any additional compensation pursuant to Section 3.14 and any other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and any other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Recoveries, shall be held by the Master Servicer for and on behalf of the Trust Fund and the Certificateholders and shall be and remain the sole and exclusive property of the Trust Fund; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

SECTION 3.09. Standard Hazard Insurance and Flood Insurance Policies.

(a) For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

SECTION 3.10. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee, the Trust Fund and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

SECTION 3.11. Maintenance of the Primary Insurance Policies.

(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan (including any lender-paid Primary Insurance Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee, the Trust Fund and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.03.

SECTION 3.12. Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Insurance Policies, or certificate of insurance if applicable and available, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement and which come into its possession. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

Subject to Sections 3.24 and 3.25 herein, the Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) either (i) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments or (ii) as an alternative to foreclosure, to sell such defaulted Mortgage Loans at fair market value to third-parties, if the Servicer, or the Subservicer on its behalf, reasonably believes that such sale would maximize proceeds to the Trust Fund (on a present value basis) with respect to those Mortgage Loans, all in accordance with the applicable Servicing Agreement.

SECTION 3.14. Additional Compensation to the Master Servicer.

Pursuant to Section 4.02(c), certain income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as additional compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but, unless otherwise specifically permitted in a Servicing Agreement, not including any Prepayment Penalty Amounts) shall be retained by the applicable Servicer, or the Master Servicer, and shall not be deposited in the related Servicing Account or Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The amount of the aggregate compensation payable as set forth in this Section 3.14 plus the Master Servicing Fee due to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 5.06.

SECTION 3.15. REO Property.

(a) In the event the Trust Fund (or the Trustee on its behalf) acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust Fund, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust Fund. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Servicing Account.

(c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the related Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.16. Assessments of Compliance and Attestation Reports.

(a) Assessments of Compliance.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator and the Depositor (provided that the Master Servicer shall furnish copies of each such report received by it from the Servicers to the Depositor), a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.19(b) and for each fiscal year thereafter, whether or not a Form 10-K is required to be filed, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, the Master Servicer and the Trustee, in its capacity as Custodian, shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and Securities Administrator are the same Person). When the Master Servicer, the Trustee, in its capacity as Custodian, and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 3.16) of each Servicing Function Participant engaged by it.

(iii) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, the Trustee, in its capacity as Custodian, and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit R and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

(iv) The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicer (or the Subservicer on its behalf) with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(v) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by the parties is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.16(a) or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b) Attestation Reports.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator, the Trustee, in its capacity as Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, in its capacity as Custodian, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of each such assessment of compliance and attestation report the Securities Administrator shall confirm that each assessment submitted pursuant to subsection (a) of this Section 3.16 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(iii) The Master Servicer shall include each such attestation furnished to it by the servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

(iv) In the event the Master Servicer, the Securities Administrator, any servicer or any Servicing Function Participant engaged by the parties is terminated, assigns its rights and duties under or resigns pursuant to the terms of this Agreement, or any applicable custodial agreement, servicing agreement or subservicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.16 notwithstanding any such termination, assignment or resignation.

SECTION 3.17. Annual Compliance Statement.

The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Additional Servicer or Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer or a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer or a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The Master Servicer shall include all annual statements of compliance received by it from the Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.17 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

SECTION 3.18. Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator and the Master Servicer shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit M, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable subservicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

SECTION 3.19. Reports Filed with Securities and Exchange Commission.

(a) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit O to the Securities Administrator and Depositor and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit S hereto, within 5 calendar days after the related Distribution Date, (i) the parties to the MortgageIT Mortgage Loan Trust 2006-1 transaction shall be required to provide to the Securities Administrator and Depositor, by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure in Form 10-D pursuant to this paragraph.

(iii)After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 13th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of Form 10-D. A duly authorized officer of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(a). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b) Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Trust Fund in which a Form 10-K is required to be filed or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the related Servicing Agreement and custodial agreement, (i) an annual compliance statement for each Servicer, each Additional Servicer, the Master Servicer and the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”) as described under Section 3.17 and in such other agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.16(a), and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.16(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.16(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.16(b), and (B) if any registered public accounting firm attestation report described under Section 3.16(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit O to the Depositor and Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit S hereto, no later than March 10 (with a 5 calendar day cure period) of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to the MortgageIT Mortgage Loan Trust 2006-1 transaction shall be required to provide to the Securities Administrator and the Depositor, by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure in Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign each Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.19(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(b), Section 3.18, Section 3.17, Section 3.16(a) and Section 3.16(b). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c) Reports Filed on Form 8-K.

(i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included in Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit O to the Depositor and Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit T hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than noon (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the MortgageIT Mortgage Loan Trust 2006-1 transaction shall be required to provide to the Securities Administrator and the Depositor, by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information in Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing of any change to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized officer of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(c) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(c). Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) Suspension of Reporting; Amendments; Late Filings.

(i) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor either via mail, e-mail or telephone. In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment and such parties will cooperate to prepare any necessary 8-KA, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K or 10-D shall be signed by a duly authorized representative of the Master Servicer in charge of the master servicing function. Any Form 10-K shall be signed by a senior officer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 3.20. Additional Information.

Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 3.21. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Section 3.16 through Section 3.22 of this Agreement is to facilitate compliance by the Securities Administrator and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with the reasonable requests made by the Securities Administrator or the Depositor for delivery of such additional or different information as the Securities Administrator or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB

SECTION 3.22. Indemnification.

Each party required to deliver an assessment of compliance and attestation report pursuant to Section 3.16 and including the Depositor, the Master Servicer, the Securities Administrator, the Trustee and any Servicing Function Participant engaged by such party, respectively (each, an “Item 1122 Responsible Party”) shall indemnify and hold harmless the Securities Administrator, the Master Servicer and the Depositor, respectively, and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Item 1122 Responsible Party of any of its obligations hereunder relating to its obligations as an Item 1122 Responsible Party, including particularly its obligations to provide any assessment of compliance, attestation report or compliance statement required under Section 3.16(a), 3.16(b) or 3.17, respectively, or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or omission in (x) any compliance certificate delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, (y) any assessment or (except in the case of the Trustee, in its capacity as Custodian) attestation delivered by or on behalf of it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning such party and provided by it, or (c) the negligence, bad faith or willful misconduct of such Item 1122 Responsible Party in connection with its performance hereunder relating to its obligations as an Item 1122 Responsible Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator, the Depositor or the Seller, as the case may be, then each Item 1122 Responsible Party agrees that it shall contribute to the amount paid or payable by the Securities Administrator, the Master Servicer and the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator, the Master Servicer or the Depositor in such proportion as is appropriate to reflect the relative fault of the Securities Administrator, the Master Servicer or the Depositor on the one hand and such Item 1122 Responsible Party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 3.23. Amendments to Master Servicing Guide.

The Master Servicer hereby agrees not to amend the Master Servicing Guide with respect to the Mortgage Loans (which are Securitized Loans (as defined therein)) which amendment would (i) change the Servicer Remittance Date or date for remittance of any servicer reports or monthly remittance advices, (ii) change the manner in which any Servicer makes Advances, servicing advances or amounts to compensate for Interest Shortfalls or (iii) otherwise have a material adverse effect on the Trust Fund or the Certificateholders unless such changes are made pursuant to the provisions of Section 12.01 hereof.

SECTION 3.24. Special Foreclosure Rights.

Notwithstanding anything in this Agreement to the contrary, for so long as the Master Servicer has not notified MortgageIT that the majority holder of the most junior of the Subordinate Certificates is no longer entitled to the rights described in this Section 3.24:

(a) MortgageIT (or the Subservicer on its behalf) shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the majority holder of the most junior of the Subordinate Certificates of its intention to do so, and (ii) the majority holder of the most junior of the Subordinate Certificates, does not, within such five-Business Day period, affirmatively object to such action.

(b) In the event that MortgageIT (or the Subservicer on its behalf) determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and MortgageIT (or the Subservicer on its behalf) has determined that it is unable to collect payments due under such Mortgage Loan in accordance with accepted servicing practices, MortgageIT (or the Subservicer on its behalf) shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the majority holder of the most junior of the Subordinate Certificates with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that MortgageIT (or the Subservicer on its behalf) shall not be permitted to proceed with any such action unless the majority holder of the most junior of the Subordinate Certificates, does not, within five Business Days following such notice, affirmatively object to the Master Servicer taking such action.

(c) If the majority holder of the most junior of the Subordinate Certificates timely and affirmatively objects to an action or contemplated action of MortgageIT or the Subservicer, as applicable, pursuant to either (a) or (b) above, then the majority holder of the most junior of the Subordinate Certificates shall instruct MortgageIT, or the Subservicer on its behalf, to hire, at the majority holder of the most junior of the Subordinate Certificates’ sole cost and expense, three appraisal firms, selected by MortgageIT, or the Subservicer on its behalf, in its sole and absolute discretion from a list of appraisal firms provided by MortgageIT, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such majority holder of the most junior of the Subordinate Certificates’ objection. If MortgageIT, or the Subservicer on its behalf, shall have received three Fair Value Prices by the end of such 30-day period, then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Master Servicer for deposit into the Certificate Account. All costs relating to the computation of the related Fair Value Prices shall be for the account of the majority holder of the most junior of the Subordinate Certificates and shall be paid by the majority holder of the most junior of the Subordinate Certificates at the time such Mortgage Loan and the related Mortgaged Property are purchased by the majority holder of the most junior of the Subordinate Certificates.

(d) If MortgageIT (or the Subservicer on its behalf) shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)	MortgageIT (or the Subservicer on its behalf) shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)
If MortgageIT (or the Subservicer on its behalf) shall have only received two Fair Value Prices at the end of such 15-day extension period, then MortgageIT (or the Subservicer on its behalf) will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Master Servicer Fair Value Price”), and the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to MortgageIT (or the Subservicer on its behalf) the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms and (2) the Servicer Fair Value Price.

(iii)
If MortgageIT (or the Subservicer on its behalf) shall have received only one Fair Value Price at the end of such 15-day extension period, then MortgageIT (or the Subservicer on its behalf) will determine, in its sole and absolute discretion, the Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(A)
if such Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Servicer Fair Value Price; and

(B)
if such Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to MortgageIT (or the Subservicer on its behalf) the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) shall thereafter apply.

(iv)
Following the payment by the majority holder of the most junior of the Subordinate Certificates of the Preliminary Purchase Price, MortgageIT (or the Subservicer on its behalf) shall continue to hire appraisal firms at the majority holder of the most junior of the Subordinate Certificates’ sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(A)
if such Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to MortgageIT (or the Subservicer on its behalf) the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Servicer Fair Value Price; and

(B)
if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms and (y) the Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then MortgageIT (or the Subservicer on its behalf) shall promptly notify the majority holder of the most junior of the Subordinate Certificates of such calculation, and the majority holder of the most junior of the Subordinate Certificates shall, no later than 5 days after such notice, remit to MortgageIT (or the Subservicer on its behalf) for deposit into the Certificate Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; and

(C)
if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then MortgageIT (or the Subservicer on its behalf) shall promptly notify the majority holder of the most junior of the Subordinate Certificates of such calculation, and MortgageIT (or the Subservicer on its behalf) shall, no later than 5 days after such notice, remit to the majority holder of the most junior of the Subordinate Certificates, from funds then on deposit in the Certificate Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(e) Notwithstanding anything herein to the contrary, the majority holder of the most junior of the Subordinate Certificates shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 3.24 within the timeframe set forth in this Section 3.24 following the majority holder of the most junior of the Subordinate Certificates’ objection to an action of MortgageIT or the Subservicer, as applicable. Moreover, the majority holder of the most junior of the Subordinate Certificates shall not be entitled to the foregoing rights if any of the Subordinate Certificates are held by entities that are unaffiliated with such majority holder of the most junior of the Subordinate Certificates.

(f) Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the majority holder of the most junior of the Subordinate Certificates may agree to from time to time.

(g) For the avoidance of doubt, the majority holder of the most junior of the Subordinate Certificates’ rights set forth in this Section 3.24 are intended to provide the majority holder of the most junior of the Subordinate Certificates, for so long as it has not forfeited its right under this Section 3.24 as set forth in clause (e) above, with the unilateral right to control foreclosure decisions in respect of delinquent and defaulted Mortgage Loans, and certain exclusive purchase rights so as to maximize the recovery value on delinquent and defaulted Mortgage Loans.

(h) To the extent that the majority holder of the most junior of the Subordinate Certificates purchases any Mortgage Loan pursuant to this Section 3.24, MortgageIT (or the Subservicer on its behalf) will continue to service such Mortgage Loan in accordance with the related Servicing Agreement.

SECTION 3.25. Optional Purchases of Defaulted Mortgage Loans.

MortgageIT will have the option at any time to purchase any of the Mortgage Loans from the Trustee at the Purchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans, this option will thereupon terminate. This option is not revocable by MortgageIT. If at any time MortgageIT makes a payment to the Distribution Account covering the Purchase Price for such Mortgage Loan pursuant to this Section, then the Trustee shall execute the assignment of such Mortgage Loan at the request of MortgageIT without recourse to MortgageIT which shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan, and shall transfer the Mortgage File relating thereto.

SECTION 3.26. Realization upon Troubled Mortgage Loans.

The Master Servicer shall have the right to cause a Servicer to sell or work out any Mortgage Loan as to which the Master Servicer reasonably believes that default in payment is likely, provided, however, that, with respect to any such sale of a Mortgage Loan by a Servicer, the related sale price shall be no less than the Stated Principal Balance of such Mortgage Loan as of the last day of the Due Period immediately preceding the date of such sale plus accrued interest thereon through such sale date. Any and all proceeds from such a sale shall be deemed to be Liquidation Proceeds hereunder and any such Mortgage Loan which has been sold shall be deemed a Liquidated Mortgage Loan hereunder.

SECTION 3.27. Closing Certificate and Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 3.28. Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

SECTION 3.29. Merger or Consolidation of the Master Servicer.

(a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 3.30. Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a) In addition to any indemnity required pursuant to Section 3.22 hereof, the Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

(b) The Trust Fund will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer as referred to in Subsection (a) above.

(c) In addition to any indemnity required pursuant to Section 3.22 hereof, the Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator’s failure to file any Exchange Act report which the Securities Administrator is responsible for filing in accordance with Section 3.19, (ii) by reason of the Securities Administrator’s negligence or willful misconduct in the performance of such obligations pursuant to Section 3.19 or (iii) by reason of the Securities Administrator’s reckless disregard of such obligations pursuant to Section 3.19, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

SECTION 3.31. Limitations on Liability of the Master Servicer and Others; Indemnification of Trustee and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 3.30:

(a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c) The Master Servicer, the Trustee (in its individual corporate capacity and as Trustee), the Custodian (including for such purpose, the Trustee acting in its capacity as Custodian) and any director, officer, employee or agent of the Master Servicer, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, this Agreement, the Certificates or any Servicing Agreement or the transactions contemplated hereby or thereby (except, with respect to the Master Servicer, to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) with respect to the Master Servicer only, any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement or (ii) with respect to the Master Servicer or Custodian only, any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its own duties hereunder or by reason of reckless disregard of its own obligations and duties hereunder or under a custodial agreement.

(d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Trust Fund and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03. Nothing in this Subsection 3.31(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

SECTION 3.32. Master Servicer Not to Resign.

Except as provided in Section 3.34, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel (delivered at the expense of the Master Servicer) to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof. The Trustee shall notify each Rating Agency of the resignation of the Master Servicer.

SECTION 3.33. Successor Master Servicer.

In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Trustee and such successor master servicer shall agree which in no case shall exceed the Master Servicing Fee. If the successor master servicer does not agree that the proposed compensation is fair, such successor master servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that MortgageIT, as a Servicer of the Mortgage Loans, shall have the right, but not the obligation, to be appointed successor master servicer in the event that the Trustee, in its sole discretion, decides not to assume the duties of the Master Servicer itself; and provided, further, that each Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Trustee) will not result in a downgrade in the then current rating of any Class of Certificates.

SECTION 3.34. Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, with the written consent of the Depositor, to be given in its sole discretion, and provided further that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Depositor (as evidenced in writing signed by the Depositor); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s ratings of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Independent Opinion of Counsel, (delivered at the Master Servicer’s expense) each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

SECTION 3.35. Reporting Requirements of the Commission.

To the extent that, following the Closing Date, the content of Forms 8-K, 10-D, 10-K, 15 or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the Master Servicer and the Securities Administrator hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 12.01) in order to comply with such amended reporting requirements and such amendment of this Agreement. Notwithstanding the foregoing, neither the Master Servicer nor the Securities Administrator shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations or immunities under this Agreement.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts.

(a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and advances made from the Servicer’s own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the applicable Servicing Agreement) and all other amounts to be deposited in each such Servicing Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Servicing Account for purposes required or permitted by this Agreement and the applicable Servicing Agreement. For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. Each Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b) [Reserved];

(c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, each Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date but net of the amount thereof comprising the Servicing Fees;

(ii) Principal Prepayments in full and any Liquidation Proceeds received by the Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and any Recoveries received in the related Prepayment Period;

(iii) Principal Prepayments in part received by the Servicers for such Mortgage Loans in the related Prepayment Period;

(iv) Prepayment Penalty Amounts, if any; and

(v) any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the related Servicing Agreement.

(d) Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b), certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

SECTION 4.02. Distribution Account.

(a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Trust Fund and the Certificateholders, the Distribution Account as a segregated account or accounts, each of which shall be an Eligible Account. The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee, the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee, the Securities Administrator or the Master Servicer). The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested by the Securities Administrator, in Permitted Investments, in accordance with Section 4.02(c). All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the immediately succeeding Distribution Date. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Trust Fund and the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator or the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations, if applicable. The Securities Administrator, Trustee or their affiliates are permitted to receive additional compensation that could be deemed to be in the their economic self-interest for (i) serving as investment adviser, administrator, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Master Servicer and the Securities Administrator will deposit in the Distribution Account as identified by the Master Servicer or the Securities Administrator and as received by the Master Servicer or the Securities Administrator, the following amounts:

(i) any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii) any Advance and any Compensating Interest Payments required to be made by the Master Servicer to the extent required but not made by a Servicer;

(iii) any Insurance Proceeds, Liquidation Proceeds or Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Servicing Account;

(iv) the Purchase Price with respect to any Mortgage Loans purchased by the Seller under this Agreement, any Substitution Adjustments pursuant to Section 2.03 of this Agreement, the Purchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 3.25, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller pursuant to Section 10.01;

(v) any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(vi) any other amounts received by or on behalf of the Master Servicer or the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement, including the applicable Class P Contribution.

(b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Trust Fund and Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges (including all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) with respect to the Securities Administrator, need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) The amount at any time credited to the Distribution Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as follows. All Permitted Investments and investment income with respect to the investment of funds in the Distribution Account shall be for the benefit of the Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day prior to the next succeeding Distribution Date. Any and all investment earnings from such Permitted Investments shall be paid to the Master Servicer, and the risk of loss of moneys resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Distribution Account within two Business Days of receipt of notification of such loss but not later than the next succeeding Distribution Date.

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Master Servicer will, from time to time on demand of a Servicer, the Securities Administrator, or for its own account as set forth below, make or cause to be made such withdrawals or transfers from the Distribution Account, in the case of a demand by a Servicer, as the applicable Servicer has designated for such transfer or withdrawal pursuant to the applicable Servicing Agreement, or in the case of a demand by the Securities Administrator as the Securities Administrator has demanded pursuant hereto, or as the Master Servicer has determined to be appropriate in accordance herewith, for the following purposes:

(i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds or of such Servicer’s own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (viii) of this Subsection (a) as servicing compensation;

(vi) to reimburse the Master Servicer or any Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii) to reimburse the Master Servicer or any Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Master Servicer its monthly Master Servicing Fee and any investment income and other additional servicing compensation payable pursuant to Section 3.14;

(ix) to reimburse the Master Servicer or the Securities Administrator for any expenses recoverable by the Master Servicer or the Securities Administrator pursuant to Sections 3.03 and 3.31;

(x) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(xi) to reimburse the Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it from funds of the Trust Fund pursuant to Sections 3.30, 3.31 or 8.05 (including those related to the Custodian, to the extent not paid by MortgageIT), and to reimburse the Trustee for any fees, costs and expenses costs incurred by or reimbursable to it pursuant to Section 2.03(a), 7.01(b), 8.02, 8.05 or 8.07, to the extent not otherwise reimbursed to it;

(xii) to pay to the Master Servicer all investment earnings on amounts on deposit in the Distribution Account to what it is entitled under Section 4.02(k);

(xiii) to remove amounts deposited in error; and

(xiv) to clear and terminate the Distribution Account pursuant to Section 10.01.

(b) In addition, on or before the Business Day immediately preceding each Distribution Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Advances or Compensating Interest Payments, to the extent required but not made by the related Servicer and required to be made by the Master Servicer with respect to the Mortgage Loans.

(c) The Securities Administrator or the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive, (ix) and (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(d) In order to comply with its duties under the USA PATRIOT Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, each such party's name, address and other identifying information.

(e) On each Distribution Date, the Securities Administrator shall distribute the aggregate Available Funds to the Holders of the Certificates in accordance with Section 5.01.

SECTION 4.04. Yield Maintenance Account.

On or prior to the Closing Date, the Securities Administrator, on behalf of the Trustee, shall cause to be established and maintained the Yield Maintenance Account, into which Yield Maintenance Payments received by the Securities Administrator pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates. Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

The Securities Administrator shall deposit all amounts received from the Yield Maintenance Provider under the Yield Maintenance Agreements into the Yield Maintenance Account immediately upon receipt. On each Distribution Date, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw from the Yield Maintenance Account (i) the Yield Maintenance Distributable Amount with respect to the Yield Maintenance Agreement related to the Class 1-A1 Certificates then on deposit therein and distribute such amounts in respect of any Basis Risk Shortfalls for such Class on such Distribution Date and (ii) any amounts remaining on deposit therein after distributions made pursuant to (i) above shall be distributed amounts to the Class 1-X Certificates.

On each Distribution Date, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw from the Yield Maintenance Account (i) the Yield Maintenance Distributable Amount with respect to the Yield Maintenance Agreement related to the Class 1-A2 Certificates then on deposit therein and distribute such amounts in respect of any Basis Risk Shortfalls for such Class on such Distribution Date and (ii) any amounts remaining on deposit therein after distributions made pursuant to (i) above shall be distributed amounts to the Class 1-X Certificates.

On each Distribution Date, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw from the Yield Maintenance Account (i) the Yield Maintenance Distributable Amount with respect to the Yield Maintenance Agreement related to the Class 1-B1 Certificates then on deposit therein and distribute such amounts in respect of any Basis Risk Shortfalls for such Class on such Distribution Date and (ii) any amounts remaining on deposit therein after distributions made pursuant to (i) above shall be distributed amounts to the Class 1-X Certificates.

On each Distribution Date, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw from the Yield Maintenance Account (i) the Yield Maintenance Distributable Amount with respect to the Yield Maintenance Agreement related to the Class 1-B2 Certificates then on deposit therein and distribute such amounts in respect of any Basis Risk Shortfalls for such Class on such Distribution Date and (ii) any amounts remaining on deposit therein after distributions made pursuant to (i) above shall be distributed amounts to the Class 1-X Certificates.

On each Distribution Date, the Securities Administrator, as Paying Agent for the Trustee, shall withdraw from the Yield Maintenance Account (i) the Yield Maintenance Distributable Amount with respect to the Yield Maintenance Agreement related to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates then on deposit therein and distribute such amounts in respect of any Basis Risk Shortfalls for such Classes on such Distribution Date, pro rata, based on amounts due and (ii) any amounts remaining on deposit therein after distributions made pursuant to (i) above shall be distributed amounts to the Class 2-X Certificates.

If the Seller or its affiliate is the Holder of a Class 1-A1, Class 1-A2, Class 1-B1, Class 1-B2, Class 2-A1A, Class 2-A1B or Class 2-A1C Certificate, the Seller or its affiliate shall remit to the Securities Administrator the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date, and the Securities Administrator will remit such amounts to the Yield Maintenance Provider. For purposes of this Agreement, the Securities Administrator shall have no duty to confirm that each amount received by it from the Seller or its affiliate with respect to the preceding sentence is the correct amount.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Holders of the Class 1-X (the portion attributable to amounts received under Yield Maintenance Agreements related to Group 1 Certificates) and Class 2-X Certificates (the portion attributable to amounts received under Yield Maintenance Agreements related to Group 2 Certificates), and the Holders of the Class 1-X and Class 2-X Certificates shall report all amounts of income, reduction, gain or loss accruing therefrom and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Holders of the Class 1-X and Class 2-X Certificates.

The Securities Administrator shall terminate the Yield Maintenance Agreements upon the occurrence of an event of default or termination event under the related Yield Maintenance Agreements of which a Responsible Officer of the Securities Administrator has actual knowledge. In the event that a Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Securities Administrator shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Certificates related to such Yield Maintenance Agreement, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the related Certificates), execute a replacement contract comparable to such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by such Yield Maintenance Agreement as certified to the Securities Administrator by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

On any Distribution Date on or prior to the Distribution Date in January 2011, if the Class Principal Balance of any of the Class 1-A1, Class 1-A2, Class 1-B1 or Class 1-B2 Certificates related to a Yield Maintenance Agreement equals zero (but not including the Distribution Date on which such Class Principal Balance is reduced to zero), all amounts received by the Securities Administrator with respect to the related Yield Maintenance Agreement shall be distributed directly to the Class 1-X Certificateholders. On the Distribution Date in January 2011 or upon the termination of the Trust, the related Yield Maintenance Agreements shall be terminated.

On any Distribution Date on or prior to the Distribution Date in June 2014, if the aggregate Class Principal Balance of the Class 2-A1A, Class 2-A1B or Class 2-A1C Certificates equals zero (but not including the Distribution Date on which such aggregate Class Principal Balance is reduced to zero), all amounts received by the Securities Administrator with respect to the related Yield Maintenance Agreement shall be distributed directly to the Class 2-X Certificateholders. On the Distribution Date in June 2014 or upon the termination of the Trust, the related Yield Maintenance Agreement shall be terminated.

SECTION 4.05. [Reserved].

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

(a) On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Securities Administrator shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for Loan Subgroup 1-A1, Loan Subgroup 1-A2 and Loan Group 2 for such Distribution Date and, based on the Distribution Date Statement, make the following disbursements and transfers as set forth below:

(i) (A) concurrently,

(1) the Available Funds for Loan Subgroup 1-A1 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(x) to the Class A-R, Class 1-A1 and Class 1-X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount for the Class 1-X Certificates up to the 1-X Required Reserve Fund Deposit shall be deposited in the Group 1 Basis Risk Reserve Fund and shall not be distributed to the Class 1-X Certificates; and

(y)  an amount equal to the Senior Principal Distribution Amount for Loan Subgroup 1-A1 for such Distribution Date, as follows:

first, concurrently to the Class A-R and Class 1-P Certificates, until the Class Principal Balance of each such Class is reduced to zero; and

second, to the Class 1-A1 Certificates, until the Class Principal Balance of such Class is reduced to zero;

(2) the Available Funds for Loan Subgroup 1-A2 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(x) to the Class 1-A2 and Class 1-X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount for the Class 1-X Certificates up to the 1-X Required Reserve Fund Deposit shall be deposited in the Group 1 Basis Risk Reserve Fund and shall not be distributed to the Class 1-X Certificates; and

(y)  an amount equal to the Senior Principal Distribution Amount for Loan Subgroup 1-A2 for such Distribution Date, to the Holders of the Class 1-A2 Certificates, until the Class Principal Balance of such Class is reduced to zero;

On any Distribution Date, if the amount to be distributed with respect to the Class 1-X Certificates from a Loan Subgroup in accordance with the provisions of Sections 5.01(a)(i)(A)(1)(x) or 5.01(a)(i)(A)(2)(x) above is less than an amount equal to the Class 1-X Certificates’ Interest Distributable Amount (calculated for this purpose by using the portion of its Class Notional Balance attributable to such Loan Subgroup), then Available Funds from the other Loan Subgroup remaining after making the distributions in either Section 5.01(a)(i)(A)(1)(x) or 5.01(a)(i)(A)(2)(x) above, as applicable, to the Certificates related to such other Loan Subgroup, shall be distributed to the Class 1-X Certificates to cover that shortfall.

(B) first, from the Yield Maintenance Account, to the Class 1-A1 and Class 1-A2 Certificates, any related Yield Maintenance Distributable Amount for such Distribution Date in the order and priority set forth in Section 4.04 above and second, from (a) the Group 1 Basis Risk Reserve Fund, to the Class 1-A1 and Class 1-A1 Certificates, pro rata, based on amounts due any related Basis Risk Shortfall for each such Class and such Distribution Date remaining after giving effect to the distributions specified in clause first above in the order and priority set forth in Section 5.07 below;

(C) the Available Funds for Loan Subgroup 1-A1 and Loan Subgroup 1-A2 remaining after giving effect to the distributions specified in subsections (i)(A) and (B) above shall be distributed to the Certificateholders in the following order of priority:

(1) to the Class 1-B1 Certificates, the related Interest Distributable Amount for that date;

(2) to the Class 1-B1 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(3) to the Class 1-B2 Certificates, the related Interest Distributable Amount for that date;

(4) to the Class 1-B2 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(5) to the Class 1-B3 Certificates, the related Interest Distributable Amount for that date;

(6) to the Class 1-B3 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(7) to the Class 1-B4 Certificates, the related Interest Distributable Amount for that date;

(8) to the Class 1-B4 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(9) to the Class 1-B5 Certificates, the related Interest Distributable Amount for that date;

(10) to the Class 1-B5 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(11) to the Class 1-B6 Certificates, the related Interest Distributable Amount for that date; and

(12) to the Class 1-B6 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(D) first, from the Yield Maintenance Account, to the Class 1-B1 and Class 1-B2 Certificates, any related Yield Maintenance Distributable Amount for such Distribution Date in the order and priority set forth in Section 4.04 above and second, from (a) the Group 1 Basis Risk Reserve Fund, to the Class 1-B1 and Class 1-B2 Certificates, pro rata, based on amounts due any related Basis Risk Shortfall for each such Class and such Distribution Date remaining after giving effect to the distributions specified in clause first above in the order and priority set forth in Section 5.07 below;

(E) the Available Funds for each Loan Subgroup remaining after giving effect to the distributions specified in subsections (A), (B), (C) and (D) above will be distributed to the Class A-R Certificate.

On the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer, Available Funds for Loan Subgroup 1-A1 and Loan Subgroup 1-A2 shall be applied in the amounts and in the order specified above, except that no amounts will be distributed pursuant to Sections 5.01(a)(i)(B) and (a)(i)(D) above and the portion of Available Funds remaining after the distribution pursuant to Sections 5.01(a)(i)(A) will be applied in the order specified in clause (C) of Section 5.01(a)(i).

(ii) (A) the Available Funds for Loan Group 2 and, in respect of clause (v) below, amounts on deposit in the Yield Maintenance Account, shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(1) to the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-X and Class 2-X-B Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amount to which each such Class is entitled); provided, however, that on each Distribution Date, the related Interest Distributable Amount for the Class 2-X Certificates up to the 2-X Required Reserve Fund Deposit shall be deposited in the Group 2-A Basis Risk Reserve Fund and shall not be distributed to the Class 2-X Certificates and the related Interest Distributable Amount for the Class 2-X-B Certificates up to the 2-X-B Required Reserve Fund Deposit shall be deposited in the Group 2-B Basis Risk Reserve Fund and shall not be distributed to the Class 2-X-B Certificates; and

(2) an amount equal to the Senior Principal Distribution Amount for Loan Group 2 for that date, as follows:

first, to the Class 2-P Certificate until its Class Principal Balance is reduced to zero;

second, to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, pro rata based on their respective Class Principal Balances, until the Class Principal Balances of such Classes are reduced to zero; and

third, to the Class 2-PO Certificates and Class 2-PO-B Certificates, pro rata based on their respective Class Principal Balances, until the Class Principal Balances of such Classes are reduced to zero;

(B) first, from the Yield Maintenance Account, to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, any related Yield Maintenance Distributable Amount for such Distribution Date in the order and priority set forth in Section 4.04 above, second, from the Group 2-A Basis Risk Reserve Fund, to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, pro rata, based on amounts due any related Basis Risk Shortfall for each such Class and such Distribution Date remaining after giving effect to the distributions specified in clause first above in the order and priority set forth in Section 5.07 below and third, from the Group 2-B Basis Risk Reserve Fund, to, sequentially, the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, in that order, based on amounts due any related Basis Risk Shortfall for each such Class and such Distribution Date;

(C) the Available Funds for Loan Group 2 remaining after giving effect to the distributions specified in subsections (ii)(A) and (B) above shall be distributed to the Certificateholders in the following order of priority:

(1) to the Class 2-B1 Certificates, the related Interest Distributable Amount for that date;

(2) to the Class 2-B1 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(3) to the Class 2-B2 Certificates, the related Interest Distributable Amount for that date;

(4) to the Class 2-B2 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(5) to the Class 2-B3 Certificates, the related Interest Distributable Amount for that date;

(6) to the Class 2-B3 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(7) to the Class 2-B4 Certificates, the related Interest Distributable Amount for that date;

(8) to the Class 2-B4 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(9) to the Class 2-B5 Certificates, the related Interest Distributable Amount for that date;

(10) to the Class 2-B5 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(11) to the Class 2-B6 Certificates, the related Interest Distributable Amount for that date; and

(12) to the Class 2-B6 Certificates, an amount allocable to principal equal to their Pro Rata Share for such Distribution Date, until the Class Principal Balance of such Class is reduced to zero;

(D) the Available Funds for each Loan Subgroup remaining after giving effect to the distributions specified in subsections (A), (B) and (C) above will be distributed to the Class A-R Certificate.

On the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer, Available Funds for Loan Group 2 shall be applied in the amounts and in the order specified above, except that no amounts will be distributed pursuant to Sections 5.01(a)(ii)(B) and the portion of Available Funds remaining after the distribution pursuant to Sections 5.01(a)(i)(A) will be applied in the order specified in clause (C) of Section 5.01(a)(ii).

(b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of that Class.

(c) On each Distribution Date, (i) the Monthly Interest Distributable Amounts for the Classes of Group 1 Senior Certificates and Group 1 Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Group 1 Senior Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Group 1 Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class of Group 1 Subordinate Certificates, by Net Interest Shortfalls with respect to Loan Group 1 and (ii) the Monthly Interest Distributable Amounts for the Classes of Group 2 Senior Certificates (other than the Class 2-PO and Class 2-PO-B Certificates) and Group 2 Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Group 2 Senior Certificates (other than the Class 2-PO and Class 2-PO-B Certificates), the Monthly Interest Distributable Amount to which they would otherwise be entitled and (B) in the case of the Group 2 Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Class Principal Balance of each such Class of Group 2 Subordinate Certificates, by Net Interest Shortfalls with respect to Loan Group 2.

(d) Notwithstanding the priority and allocation set forth in Sections 5.01(a)(i)(C) and 5.01(a)(ii)(C) above, if with respect to any Class of Subordinate Certificates of either Loan Group on any Distribution Date, the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates in the related Loan Group which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates in the related Loan Group having lower numerical Class designations than such Class, pro rata, based on the Class Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a)(i)(C) or Section 5.01(a)(ii)(C) above, as applicable.

(e) i) Notwithstanding the priority and allocation set forth in Section 5.01(a)(i)(C) above, with respect to Loan Group 1, on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Principal Balance of each Class of the Senior Certificates related to either Loan Subgroup have been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in that Loan Subgroup otherwise distributable on each Class of Subordinate Certificates pursuant to Section 5.01(a)(i)(C), in reverse order of priority, shall be distributed as principal to the Senior Certificates related to the Loan Subgroup remaining outstanding in the amounts provided in the next succeeding sentence, provided that on such Distribution Date either clause (i) or (ii) in the definition of the Two Times Test has not been met. Such amount shall be allocated among the other Loan Subgroup, pro rata based on aggregate Class Principal Balance of the related Senior Certificates, and paid to the Senior Certificates in such Loan Subgroup in the same priority as such Certificates would receive other distributions of principal pursuant to Section 5.01(a)(i).

(ii) On any Distribution Date on which the Group 1 Senior Certificates related to a Loan Subgroup constitute an Undercollateralized Subgroup, all amounts otherwise distributable as Available Funds on the Group 1 Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date for Loan Group 1, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates of such Undercollateralized Subgroup pursuant to Section 5.01(a)(i), first, up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Subgroup (such distribution, an “Undercollateralization Distribution”) and second, to pay to the Group 1 Subordinate Certificates and the Class A-R Certificate in the same order and priority as provided in Section 5.01(a)(i)(C). In the event that the Group 1 Senior Certificates related to a Loan Subgroup constitute an Undercollateralized Subgroup on any Distribution Date following the Senior Credit Support Depletion Date for Loan Group 1, Undercollateralization Distributions will be made from any Available Funds for a Loan Subgroup not related to an Undercollateralized Subgroup remaining after all required amounts have been distributed to the related Class of Senior Certificates. Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a)(i).

(f) On each Distribution Date, the Paying Agent shall distribute to the Holder of (i) the Class 1-P Certificates, the Class 1-P Distributable Amount and (ii) the Class 2-P Certificates, the Class 2-P Distributable Amount.

(g) Distributions on Physical Certificates. The Paying Agent shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(h) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Depositor or the Seller shall have any responsibility therefor.

SECTION 5.02. Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Group 2 Mortgage Loans will be allocated among the Classes of Group 2 Senior Certificates and Group 2 Subordinate Certificates in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class calculated at the applicable Adjusted Cap Rate for such Class.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Group 2 Senior Certificates and Group 2 Subordinate Certificates (other than any Interest-Only Certificates) on such Distribution Date will be added as principal to the outstanding Class Principal Balance of such Class of Certificates. With respect to the Class 2-X Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Group 2 Mortgage Loans that is allocated to the Class 2-X Certificates on such Distribution Date will be added as principal to the outstanding Class Principal Balances of the Class 2-PO Certificates. With respect to the Class 2-X-B Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Group 2 Mortgage Loans that is allocated to the Class 2-X-B Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the 2-PO-B Certificates.

SECTION 5.03. Allocation of Realized Losses.

(a) On or prior to each Determination Date, the Securities Administrator shall aggregate the loan-level information provided by the Master Servicer with respect to the total amount of Realized Losses, if any, with respect to the Mortgage Loans in each Loan Subgroup of Loan Group 1 and the Group 2 Mortgage Loans for the related Distribution Date and include such information in the Distribution Date Statement.

(b) (i) Realized Losses with respect to each Loan Subgroup in Loan Group 1 shall be allocated on any Distribution Date as follows:

first, to the Group 1 Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Group 1 Subordinate Certificates with the highest numerical Class designation) until the Class Principal Balance of each such Class is reduced to zero; and

second,

(A) with respect to Subgroup 1-A1, to the Class 1-A1 and Class A-R Certificates, pro rata, until the Class Principal Balance of each such Class is reduced to zero; and

(B) with respect to Subgroup 1-A1, to the Class 1-A2 Certificates, until the Class Principal Balance of such Class is reduced to zero.

(ii) Realized Losses with respect to Loan Group 2 shall be allocated on any Distribution Date as follows:

first, to the Group 2 Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Group 2 Subordinate Certificates with the highest numerical Class designation) until the Class Principal Balance of each such Class is reduced to zero; and

second, to the Class 2-A1A, Class 2-A1B, Class 2-A1C, Class 2-PO and Class 2-PO-B Certificates, pro rata, until the Class Principal Balance of each such Class is reduced to zero; provided, however, the Class 2-A1C Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A1A and Class 2-A1B Certificates for so long as the Class 2-A1A and Class 2-A1B Certificates are outstanding; provided, further, the Class 2-A1B Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A1A Certificates for so long as the Class 2-A1A Certificates are outstanding.

(c) The Class Principal Balance of the Class of Subordinate Certificates for either Loan Group then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates for such Loan Group (after giving effect to the distribution of principal and the allocation of Realized Losses for such Loan Group on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for such Loan Group for the following Distribution Date.

(d) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04. Statements.

(a) Two Business Days prior to each Distribution Date, the Securities Administrator shall make available to the Securities Administrator, and concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to each Certificateholder, the Seller, the Master Servicer, the Trustee, the Yield Maintenance Provider and the Rating Agencies, a statement based, as applicable, on loan-level information provided to it by the Master Servicer and the Servicers, no later than the third Business Day prior to the related Distribution Date, (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date. Information in the Distribution Date Statement relating to or based on amounts available in the Yield Maintenance Account shall be based on information provided by the Yield Maintenance Provider regarding any Yield Maintenance Amounts required to be paid by the Yield Maintenance Provider for the related Distribution Date pursuant to the Yield Maintenance Agreements. The Distribution Date Statement shall include the following:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii) the related Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, in each case for the following Distribution Date;

(iv) the aggregate amount of servicing compensation received by the Servicer during the related Due Period and such other customary information as the Securities Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the amount of Advances for each Loan Subgroup, in the case of Loan Group 1, or for Loan Group 2 for the related Due Period and the amount of unreimbursed Advances;

(vi) the Loan Subgroup Balance for Loan Group 1, the Loan Group Balance for Loan Group 2 and the related Net WAC for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, at the Close of Business at the end of the related Due Period;

(vii) for each Loan Subgroup of Loan Group 1, the aggregate Principal Balance of the Six-Month LIBOR Indexed, One-Year LIBOR Indexed and One-Year CMT Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(viii) for Loan Group 2, the aggregate Principal Balance of the Three-Month LIBOR Indexed, One-Year LIBOR Indexed and One-Month MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the amount of fees, expenses or indemnification amounts paid by the Trust Fund with an identification of the general purpose of such amounts and the party receiving such amounts;

(x) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the number, weighted average remaining term to maturity, weighted average life and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xi) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the number and aggregate unpaid principal balance of the related Mortgage Loans, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month, in each case, using the MBA method;

(xii) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group or Loan Subgroup, as applicable, as of the Close of Business of the last day of the preceding Due Period;

(xiii) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the aggregate amount of Principal Prepayments with respect to each Loan Group or Loan Subgroup, as applicable, made during the related Prepayment Period;

(xiv) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the aggregate amount of Realized Losses incurred during the related Due Period for each Loan Group or Loan Subgroup, as applicable, and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates;

(xv) the Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates and the Apportioned Principal Balances of the related Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvi) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the Monthly Interest Distributable Amount and the Interest Distributable Amount in respect of each related Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xvii) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xviii) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the related Available Funds;

(xix) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the Pass-Through Rate and Adjusted Cap Rate for each Class of Certificates for such Distribution Date;

(xx) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Mortgage Loan Purchase Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxi) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxii) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, current Recoveries allocable thereto;

(xxiii) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, cumulative Recoveries allocable thereto;

(xxiv) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon;

(xxv) for each Loan Subgroup, in the case of Loan Group 1, or with respect to Loan Group 2, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group or Loan Subgroup, as applicable,;

(xxvi) payments made under the Yield Maintenance Agreements, if any;

(xxvii) the amount of Net Deferred Interest, if any, added to the Class Principal Balance of the related Certificates in Loan Group 2; and

(xxviii) The amount of any Class 1-P Distributable Amount or Class 2-P Distributable Amount.

The Securities Administrator shall make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

In addition to the information listed above, such Distribution Date Statement shall also include the information required by Item 1121 (§ 229.1121) of Regulation AB.

(b) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii) and (iv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder and such other customary information which a Certificateholder reasonably requests to prepare its tax returns. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Securities Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a) No later than the second Business Day following each Determination Date, the Master Servicer shall deliver to the Securities Administrator by telecopy or electronic mail (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) the Remittance Report with respect to the related Distribution Date. Not later than the Close of Business New York time three Business Days prior to the related Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Securities Administrator in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.

(b) If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Business Day immediately preceding the related Distribution Date, the Master Servicer shall present an Officer’s Certificate to the Securities Administrator and the Trustee (i) stating that the Master Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. Compensating Interest Payments.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the related Servicers on the applicable Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 5.07. Basis Risk Reserve Fund.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of the holders of the (i) the Group 1 LIBOR Certificates, the Group 1 Basis Risk Reserve Fund, (ii) the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the Group 2-A Basis Risk Reserve Fund and (iii) the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the Group 2-B Basis Risk Reserve Fund; the Depositor shall deposit $0 into the Group 1 Basis Risk Reserve Fund, $299,857.51 into the Group 2-A Basis Risk Reserve Fund and $43,488.89 into the Group 2-B Basis Risk Reserve Fund, which amounts are intended to cover the amount of Basis Risk Shortfalls on the related Certificates, if any, on the first, second and third Distribution Dates. On the third Distribution Date after the Closing Date, any interest accrued on such initial deposit and any amounts remaining from such initial deposit will be distributed to MortgageIT; provided, however, that the amount of any such distribution from each Basis Risk Reserve Fund shall not exceed the amount of the related initial deposit specified in the prior sentence.

Each of the Group 1 Basis Risk Reserve Fund, Group 2-A Basis Risk Reserve Fund and Group 2-B Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. For the convenience of the Securities Administrator, each Basis Risk Reserve Fund may be a separate subaccount of a single account established by the Securities Administrator. None of the Group 1 Basis Risk Reserve Fund, Group 2-A Basis Risk Reserve Fund or Group 2-B Basis Risk Reserve Fund shall be an asset of any REMIC established hereby.

(b) (i) On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 1-X Certificates shall instead be deposited in the Group 1 Basis Risk Reserve Fund to the extent of the 1-X Required Reserve Fund Deposit.

(ii) On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 2-X Certificates shall instead be deposited in the Group 2-A Basis Risk Reserve Fund to the extent of the 2-X Required Reserve Fund Deposit.

(iii)  On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 2-X-B Certificates shall instead be deposited in the Group 2-B Basis Risk Reserve Fund to the extent of the 2-X-B Required Reserve Fund Deposit.

(c) (i) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-A1 and Class 1-A2 Certificates, the Securities Administrator, as Paying Agent, shall withdraw first from the Yield Maintenance Account, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 4.04 and Section 5.01(a)(i)(B), and then from Group 1 Basis Risk Reserve Fund the amount of any remaining Basis Risk Shortfall for such Classes of Certificates, pursuant to Section 5.01(a)(i)(B); provided, however, that on each of the first three Distribution Dates amounts initially deposited by the Depositor into the Group 1 Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 1-A1 and Class 1-A2 Certificates before amounts deposited in respect of the 1-X Required Reserve Fund Deposit. If on any Distribution Date the amount on deposit in the Group 1 Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 1-A1 and Class 1-A2 Certificates remaining after application of funds available therefor in the Yield Maintenance Account, the Securities Administrator, as Paying Agent, shall withdraw the entire amount on deposit in the Group 1 Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-B1 and Class 1-B2 Certificates, the Securities Administrator, as Paying Agent, after making the distributions described in the immediately preceding paragraph to the Class 1-A1 and Class 1-A2 Certificates, distribute the lesser of any amounts remaining on deposit in the Group 1 Basis Risk Reserve Fund and such Basis Risk Shortfall to the Class 1-B1 and Class 1-B2, sequentially, in that order.

Funds remaining in the Group 1 Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 1-X Certificates, up to the amount of the 1-X Required Reserve Fund Deposit for such Distribution Date.

(ii) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the Securities Administrator, as Paying Agent, shall withdraw from Group 2-A Basis Risk Reserve Fund the amount of any Basis Risk Shortfall for such Classes of Certificates, pursuant to Section 5.01(a)(ii)(B); provided, however, that on each of the first three Distribution Dates amounts initially deposited by the Depositor into the Group 2-A Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates before amounts deposited in respect of the 2-X Required Reserve Fund Deposit. If on any Distribution Date the amount on deposit in the Group 2-A Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 2-A1A, Class 2-A1B and Class 2-A1C Certificates, the Securities Administrator, as Paying Agent, shall withdraw the entire amount on deposit in the Group 2-A Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

Funds remaining in the Group 2-A Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 2-X Certificates, up to the amount of the 2-X Required Reserve Fund Deposit for such Distribution Date.

(iii) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the Securities Administrator, as Paying Agent, shall withdraw from Group 2-B Basis Risk Reserve Fund the amount of any Basis Risk Shortfall for such Classes of Certificates and distribute such amounts to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, sequentially, in that order, pursuant to Section 5.01(a)(ii)(D); provided, however, that on each of the first three Distribution Dates amounts initially deposited by the Depositor into the Group 1 Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates before amounts deposited in respect of the 2-X-B Required Reserve Fund Deposit.

Funds remaining in the Group 2-B Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 2-X-B Certificates, up to the amount of the 2-X-B Required Reserve Fund Deposit for such Distribution Date.

(d) (i) Funds in the Group 1 Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Group 1 Basis Risk Reserve Fund shall be for the benefit of the Class 1-X Certificateholders. The Class 1-X Certificates shall evidence ownership of the Group 1 Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. The Class 1-X Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class 1-X Certificateholder as to investment of funds on deposit in the Group 1 Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I. For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 1 Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 1-X Certificateholders.

(ii)Funds in the Group 2-A Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Group 2-A Basis Risk Reserve Fund shall be for the benefit of the Class 2-X Certificateholders. The Class 2-X Certificates shall evidence ownership of the Group 2-A Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. The Class 2-X Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class 2-X Certificateholder as to investment of funds on deposit in the Group 2-A Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I. For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 2-A Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 2-X Certificateholders.

(iii)Funds in the Group 2-B Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Group 2-B Basis Risk Reserve Fund shall be for the benefit of the Class 2-X-B Certificateholders. The Class 2-X-B Certificates shall evidence ownership of the Group 2-B Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein. The Class 2-X-B Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class 2-X-B Certificateholder as to investment of funds on deposit in the Group 2-B Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I. For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 2-B Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 2-X-B Certificateholders.

(e) Except as provided expressly hereunder, the Securities Administrator shall have no obligation to invest and reinvest cash held in any Basis Risk Reserve Fund in the absence of timely and specific written investment direction from the Depositor. In no event shall the Securities Administrator be liable for the selection of investments or for investment losses incurred thereon. The Securities Administrator shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Depositor to provide timely written investment direction.

(f) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self interest for (i) serving as investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Securities Administrator does not guarantee the performance of any Permitted Investment.

(g) Upon termination of the Trust Fund any amounts remaining in the Group 1 Basis Risk Reserve Fund, the Group 2-A Basis Risk Reserve Fund and the Group 2-B Basis Risk Reserve Fund shall be distributed to the Class 1-X, Class 2-X and Class 2-X-B Certificateholders, respectively.

SECTION 5.08. Recoveries.

(a) With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased, up to the amount of related Recoveries for such Distribution Date as follows:

(i) first, the Class Principal Balance of each Class of Senior Certificates related to the Loan Group from which the Recovery was collected, will be increased pro rata, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class, and

(ii) second, the Class Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class.

(b) Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Principal Balance of each Certificate of the related Class pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A-1 through E. Each of the Certificates shall, on original issue, be executed by the Securities Administrator and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-X, Class 2-X, Class 2-X-B, Class 2-PO, Class 2-PO-B and Class A-R Certificates and $100,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-X, Class 2-X and Class 2-X-B Certificates. The Class 2-PO and Class 2-PO-B Certificates will be issued in minimum percentage interests of 0.01%, provided, that, such certificates must be purchased in minimum total investments of at least $100,000. The Class A-R Certificate will be issued as a single certificate in physical form.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise. Subject to Section 6.02(c), the Senior Certificates (other than the Class A-R Certificates) and the Subordinate Certificates shall be Book-Entry Certificates. The Class A-R Certificate shall be a Physical Certificate

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit C hereto (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Securities Administrator and authenticated by the Certificate Registrar as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar on behalf of the Trustee, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Securities Administrator on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b) Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar, the Paying Agent and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Paying Agent and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Paying Agent, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall at the Seller’s expense execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”). Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificate sold in an offshore transaction in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates. In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Securities Administrator, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

If any Certificate Owner that is required under this Section 6.02(d) to transfer its Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 or Class 2-B6 Certificates that are Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Certificate Registrar of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Certificate Registrar, in its capacity as such, through the book-entry facilities of the Depository, then the Certificate Registrar shall decrease the balance of such Book-Entry Certificates, or the Certificate Registrar shall use reasonable efforts to cause the surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, and thereupon, the Trustee, on behalf of the Trust, shall execute and the Certificate Registrar shall authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

Subject to the provisions of this Section 6.02(d) governing registration of transfer and exchange Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 or Class 2-B6 Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A (to one or more Qualified Institutional Buyers) or Regulation S under the 1933 Act that are acquiring such Definitive Certificates, their own accounts for or for the accounts of other Qualified Institutional Buyers and (ii) held as Definitive Certificates by a Qualified Institutional Buyer or an investor under Regulation S for its own account or for the account of another Qualified Institutional Buyer or Regulation S investor may be exchanged for Book-Entry Certificates, in each case upon surrender of such Certificates for registration of transfer or exchange at the offices of the Certificate Registrar maintained for such purpose. Whenever any such Certificates are so surrendered for transfer or exchange, either the Certificate Registrar shall increase the balance of the related Book-Entry Certificates ,or the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, the Book-Entry Certificates for which such Certificates were transferred or exchanged, as necessary and appropriate. No Holder of any such Definitive Certificates other than a Qualified Institutional Buyer or a Regulation S investor holding such Certificates for its own account or for the account of another Qualified Institutional Buyer or Regulation S investor may exchange such Certificates for Book-Entry Certificates. Further, any Certificate Owner of such Book-Entry Certificates other than any such Qualified Institutional Buyers or Regulation S investors shall notify the Certificate Registrar of its status as such and shall transfer such Book-Entry Certificate to the Certificate Registrar, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, (which surrender the Certificate Registrar shall use reasonable efforts to cause to occur), the Securities Administrator on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

None of the Depositor, the Seller, the Securities Administrator, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Securities Administrator, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Master Servicer, the Securities Administrator, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Servicer, the Securities Administrator or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for the Paying Agent making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Residual Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of such Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Paying Agent making any distributions due on a Residual Certificate to the Holder thereof or taking any other action with respect to such Holder win the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii). The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f) Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i) Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates shall be limited to transfers of such a Restricted Global Security or Regulation S Global Security, as applicable, in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Certificate Registrar shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Certificate Registrar will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Restricted Global Security or Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Certificate Registrar.

(v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Certificate Registrar and the Depositor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Depositor and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of the Depositor, the Trustee, the Certificate Registrar or the Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05. Appointment of Paying Agent.

(a) The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee hereby appoints the Securities Administrator as the initial Paying Agent. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 4.03 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b) The Securities Administrator, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

(a) If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i) the failure by the Master Servicer to (A) make any Advance on the Business Day immediately preceding the related Distribution Date or (B) to deposit in the Distribution Account any deposit required to be made under the terms of this Agreement, and in either case such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer (or, if applicable, such shorter time period as is provided in the penultimate sentence of Section 7.01(c)); or

(ii) the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, in each case after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by Holders of Certificates evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Master Servicer has actual knowledge of such failure (or, in the case of a breach of its obligation beyond any applicable cure period to provide an assessment of compliance, an attestation report or a Sarbanes-Oxley Certification pursuant to Sections 3.16 and 3.18, respectively); or

(iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv) the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b) then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee shall, at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, or at its option may, by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor and the Seller. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Master Servicer's duties and the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses. The termination of the rights and obligations of the Master Servicer shall not affect any liability it may have incurred prior to such termination. To the extent that such costs and expenses of the Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(c) The Securities Administrator shall not later than the close of business on the Business Day immediately preceding the related Distribution Date notify the Trustee in writing of the Master Servicer’s failure to make any Advance required to be made under this Agreement on such date and the amount of such Advance. By no later than 10:00 A.M. (Chicago time) on the relevant Distribution Date, the Securities Administrator shall notify the Trustee of the continuance of such failure or that the Master Servicer has made the Advance, as the case may be. Notwithstanding the terms of the Event of Default described in clause (i)(A) of Section 7.01(a), the Trustee, upon receipt of written notice on the Distribution Date from the Securities Administrator of the continuance of the failure of the Master Servicer to make an Advance, shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of outstanding Advances or other amounts for which the Master Servicer was entitled to reimbursement as of the date of suspension, and the Trustee, subject to the cure provided for in this paragraph, if available, shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which is described in clause (i)(A) of Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date, and shall have all of the rights incidental thereto. If the Master Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Advance the nonpayment of which by the Master Servicer is described in clause (i)(A) of Section 7.01(a), together with all other amounts necessary to reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this subsection (including interest on any Advance or other amounts paid by the Trustee (from and including the respective dates thereof) at a per annum rate equal to the prime rate for U.S. money center commercial banks as published in the Wall Street Journal), then the Trustee, subject to the last two sentences of this paragraph, may at its sole discretion permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder. If the Master Servicer shall fail to remit such amounts to the Trustee within such two Business Days after the Distribution Date, then an Event of Default shall occur and such notice of suspension shall be deemed to be a notice of termination without any further action on the part of the Trustee. The Master Servicer agrees that if it fails to make a required Advance by 10:00 A.M. (Chicago time) on the related Distribution Date on more than two occasions in any 12 month period, the Trustee shall be under no obligation to permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder, and notwithstanding the cure period provided in Section 7.01(a)(i)(A), an Event of Default shall be deemed to have occurred on the relevant Distribution Date.

SECTION 7.02. Trustee to Act.

(a) From and after the date the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by each Rating Agency as evidenced by a letter to such effect from each Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 8.05), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.04.

(c) Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03. Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of any Master Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each Rating Agency.

SECTION 7.04. Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to any Master Servicer pursuant to this Article VII or Section 3.34, the Securities Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01. Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless the Trustee is acting as successor Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder with respect to the exercise of the rights and powers of the Master Servicer hereunder.

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee and the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Securities Administrator shall make monthly distributions to the Certificateholders from funds in the Distribution Account and the Basis Risk Reserve Funds, as applicable, in each case as provided in Sections 5.01, 5.07 and 10.01 herein based on the report of the Securities Administrator.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii) neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

(iii) neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement; and

(iv) the Trustee shall not be charged with knowledge of any Event of Default or a Document Transfer Event or any other event or matter that may require it to take action or omit to take action hereunder unless a Responsible Officer of the Trustee at the Corporate Trust Office receives written notice of such Event of Default or Document Transfer Event.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02. Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01 hereof:

(i) the Trustee and the Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee and the Securities Administrator may prescribe;

(ii) the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, respectively, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. If the Master Servicer fails to reimburse the Trustee in respect of the reasonable expense of every such examination relating to the Master Servicer, the Trustee shall be reimbursed by the Trust Fund;

(vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Securities Administrator or the Master Servicer until such time as the Trustee may be required to act as the Master Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Master Servicer;

(vii) the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee or the Securities Administrator in good faith;

(viii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act; and

(ix) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

SECTION 8.03. Trustee and the Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor or the Seller, and the neither Trustee nor the Securities Administrator assumes responsibility for the correctness of the same. Neither the Trustee nor the Securities Administrator makes representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than with respect to the Securities Administrator the signature and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not be accountable for the use or application by the Master Servicer or the Securities Administrator, or for the use or application of any funds paid to the Master Servicer in respect of related Mortgage Loans or deposited in or withdrawn from the Distribution Account by the Master Servicer or the Securities Administrator. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity and the Securities Administrator shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of the Master Servicer (other than as to the Securities Administrator, if it is also the Master Servicer, and as to the Trustee, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Master Servicer), or any acts or omissions of, any Servicer or any Mortgagor; any action of the Master Servicer (other than as to the Securities Administrator, if it is the Master Servicer, and as to the Trustee, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof), or in the case of the Trustee the Securities Administrator or any Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Servicer to act or perform any duties required of it as agent or on behalf of the Trustee or the Trust Fund hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Master Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Trustee, Custodian, Master Servicer and Securities Administrator May Own Certificates.

The Trustee, the Custodian, the Master Servicer and the Securities Administrator in their respective individual capacities, or in any capacity other than as Trustee, Custodian, Master Servicer or Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights they would have if they were not Trustee, Custodian, Master Servicer or Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Trustee’s and Securities Administrator’s Fees and Expenses.

The Trustee (including in its capacity as Custodian) shall be compensated by the Master Servicer for its services hereunder on behalf of the Trust Fund in accordance with the fee letter between the Master Servicer and the Trustee. The Trustee Fee shall paid from a portion of the Master Servicing Fee. The Securities Administrator shall be compensated by the Master Servicer for its services hereunder from a portion of the Master Servicing Fee. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.05(a) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee (including for such purpose, any fees and expenses relating to its capacity as Custodian hereunder to the extent not paid by MortgageIT) and the Securities Administrator, respectively, including without limitation, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the performance of its duties or the administration of the trusts hereunder or under the Yield Maintenance Agreements (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Master Servicer, the Certificateholders or the Trust Fund hereunder or thereunder. If funds in the Distribution Account are insufficient therefor, the Trustee, the Custodian and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, each having a combined capital and surplus of at least $50,000,000 and (except with respect to the initial Trustee) a minimum long-term debt rating in the third highest rating category by each Rating Agency and in each Rating Agency’s two highest short-term rating categories, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust Fund will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Securities Administrator, as applicable shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of Trustee and Securities Administrator.

The Trustee and Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 or, in the case of notice of resignation of the Securities Administrator, the Trustee (in consultation with the Depositor) shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.06, in each case, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or successor Securities Administrator, as applicable. If no successor Trustee or successor Securities Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee or the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee (in its capacity as Custodian) or the Securities Administrator fails to provide an assessment of compliance or an attestation report required under Section 3.16 within 15 calendar days of March 1 of each calendar year in which Exchange Act reports are required then the Depositor may remove the Trustee or the Trustee may remove the Securities Administrator, as applicable. If the Depositor or the Trustee removes the Trustee or the Securities Administrator, respectively under the authority of the immediately preceding sentence, the Depositor or the Trustee shall promptly appoint a successor Trustee or successor Securities Administrator that meets the requirements of Section 8.06, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed, one copy to the successor Trustee or successor Securities Administrator, as applicable, and one copy to the Master Servicer.

The Majority Certificateholders may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or successor Securities Administrator, as applicable, in accordance with this Section.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or a successor Securities Administrator, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or a successor Securities Administrator, as applicable, as provided in Section 8.08 hereof. If the Trustee or the Securities Administrator is removed pursuant to this Section 8.07, it shall be reimbursed any outstanding and unpaid fees and expenses, and if removed under the authority of the immediately preceding paragraph, the Trustee or the Securities Administrator shall also be reimbursed any outstanding and unpaid costs and expenses.

Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer resigns or is removed as Master Servicer hereunder, the Securities Administrator shall have the right to resign immediately as Securities Administrator by giving written notice to the Depositor and the Trustee, with a copy to each Rating Agency.

SECTION 8.08. Successor Trustee and Successor Securities Administrator.

Any successor Trustee or successor Securities Administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller and the Master Servicer and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective, and such successor Trustee or successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator. The Depositor, the Seller, the Master Servicer and the predecessor Trustee or Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee or Securities Administrator shall not result in a downgrading of the Senior Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 8.08, the successor Trustee or Securities Administrator shall mail notice of the appointment of a successor Trustee or Securities Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee or Securities Administrator.

Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, execute and deliver all instruments to appoint one or more Persons, approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, at the expense of the Trust Fund, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11. Limitation of Liability.

The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator on behalf of the Trust Fund, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

(a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee (for the avoidance of doubt, in its individual capacity and as Trustee on behalf of the Trust Fund), its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b) The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

(c) The Securities Administrator shall afford the Seller, the Depositor, the Trustee and each Certificateholder upon reasonable notice during normal business hours at its offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 or other office designated by the Securities Administrator, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements. The Securities Administrator shall cooperate fully with the Seller, the Depositor, the Trustee and such Certificateholder and shall, subject to the first sentence of this Section 8.12(c), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Securities Administrator’s duties hereunder. The Seller, the Depositor, the Trustee and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and are not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14. Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodians.

The Trustee may appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement. The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Seller shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each custodian (including the costs of custodian’s counsel).

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

(a) As set forth in the Preliminary Statement to this Agreement, two REMIC elections shall be made by the Trust Fund. The Trustee shall sign and the Securities Administrator shall file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.

(c) Except as provided in subsection (d) of this Section 9.01, the Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including the Securities Administrator’s duties as tax return preparer).

(d) The Securities Administrator shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative. The expenses of preparing and filing such Tax Returns shall be borne by the Securities Administrator. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns. The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Under those regulations, debt issued to one Person generally is aggregated in determining if there is OID. Because certain Classes of Regular Certificates are expected to be issued to one Person (which intends to continue to hold the Regular Certificates indefinitely and, in any case, for at least 30 days), the Securities Administrator, on behalf of the Trust Fund, intends to determine the existence and amount of any OID as if those Classes of Regular Certificates were one debt instrument.

(e) The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Securities Administrator, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) Each of the Trustee and the Securities Administrator (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of the REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Securities Administrator or the Holder of a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Securities Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Securities Administrator or its designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust Fund taxes are not paid by the Class A-R Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) Neither the Trustee nor the Securities Administrator shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k) The Securities Administrator shall treat each Basis Risk Reserve Fund and the Yield Maintenance Account as outside reserve funds within the meaning of Treasury Regulation Section 1.860G-2(h), and not as assets of any REMIC. The Holders of the Class 1-X Certificates are the owners of the Group 1 Basis Risk Reserve Fund and the portion of the Yield Maintenance Account attributable to Yield Maintenance Agreements related to Group 1 Certificates, the Holders of the Class 2-X Certificates are the owners of the Group 2A Basis Risk Reserve Fund and the portion of the Yield Maintenance Account attributable to Yield Maintenance Agreements related to Group 2 Certificates, and the Holders of the Class 2-X-B Certificates are the owners of the Group 2B Basis Risk Reserve Fund. The Securities Administrator shall treat the rights of the Holders of the LIBOR Certificates to receive distributions to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class 1-X, Class 2-X and Class 2-X-B Certificates, as applicable, in favor of the related Holders of the LIBOR Certificates. Thus, the LIBOR Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

SECTION 9.02. Prohibited Transactions and Activities.

Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event.

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

(a) The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee and the Securities Administrator upon the earliest of (i) the Distribution Date on which the Class Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

MortgageIT (solely in its capacity as a Servicer of the Mortgage Loans) may, at its option, terminate this Agreement on any Distribution Date on or after the Optional Call Date, by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor less the good faith estimate of the Master Servicer or the related Servicer, as applicable, of Liquidation Expenses to be incurred in connection with its disposal and (y) the Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, accrued and unpaid interest thereon at the applicable Loan Rate through the end of the Due Period preceding the final Distribution Date, plus unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, plus all amounts, if any, then due and owing to the Trustee, the Master Servicer and the Securities Administrator (the “Termination Price”).

In addition, Wells Fargo Bank, N.A. (solely in its capacity as the Master Servicer) may, at its option, terminate this Agreement on any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 1% of the Cut-Off Date Aggregate Principal Balance, by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to Termination Price; provided, that the right of Wells Fargo Bank, N.A. to repurchase all the Mortgage Loans shall be exercisable only if MortgageIT has not elected to exercise its optional termination right on or before such date.

(b) Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator upon the Securities Administrator receiving notice of such date from the Master Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month of such final distribution specifying (1) the Distribution Date upon which final distributions on the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Securities Administrator therein specified.

(c) Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 hereof for such Distribution Date.

(d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Securities Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Securities Administrator upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Master Servicer for payment.

SECTION 10.02. Additional Termination Requirements.

(a) In the event the purchase option provided in Section 10.01 is exercised, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee at the direction of the Securities Administrator shall sell any remaining assets of the Trust Fund to MortgageIT or its designee or Wells Fargo Bank, N.A. or its designee, as the case may be, for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund, and each REMIC created hereunder; and

(ii) The Securities Administrator shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90 day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee and the Securities Administrator obtained at the expense of the Seller.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee and the Securities Administration as their attorneys in fact to undertake the foregoing steps.

ARTICLE XI

DISPOSITION OF TRUST FUND ASSETS

SECTION 11.01. Disposition of Trust Fund Assets.

Neither the Trust Fund, nor this Agreement, may be terminated or voided, or any disposition of the assets of the Trust Fund effected, other than in accordance with the terms hereof, except to the extent that Holders representing no less than the entire beneficial ownership interest of the Certificates have so assented.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Master Servicer, the Securities Administrator and the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Securities Administrator and the Trustee and with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to each Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust Fund pursuant to Section 8.05 hereof), to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Securities Administrator or the Trustee), otherwise at the expense of the Trust Fund, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

The Trustee and Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust Fund, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust Fund, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to MortgageIT, Inc., 383 Madison Avenue, New York, New York 10179, Attention: Vice President—Servicing (telecopy number (212) 272−5591), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator, and the Trustee in writing by the Seller, (b) in the case of the Trustee, to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Securities Administrator, and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller, the Master Servicer, the Securities Administrator, and the Trustee in writing by the Depositor; and (d) in the case of the Master Servicer or Securities Administrator, for certificate transfer purposes, at its Corporate Trust Office and for all other purposes at P.O. Box 98, Columbia, Maryland 21046, or for overnight delivery, at 9062 Old Annapolis Road, Columbia, Maryland 21045 (Attention: MortgageIT Trust 2006-1), Facsimile no.: (410) 715-2380, or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Securities Administrator, and the Trustee in writing by the Master Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above. Any notice required to be delivered by the Securities Administrator to the Depositor pursuant to Section 3.19 may be delivered by the Securities Administrator, notwithstanding any provision of this Agreement to the contrary, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mark Hagelin (telephone number (203) 618-2596; fax number (203) 422-4284; e-mail mark.hagelin@gcm.com), or such other address or telecopy number as may be furnished to the Securities Administrator in writing by the Depositor.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notice to the Rating Agencies.

(a) The Securities Administrator shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured or waived;

(iii) the resignation or termination of the Master Servicer, the Securities Administrator or the Trustee;

(iv) the final payment to Holders of the Certificates of any Class; and

(v) any change in the location of any Account.

(b) In addition, the Securities Administrator shall promptly furnish to the Rating Agencies copies of each Statement to Certificateholders described in Section 5.04 hereof; if the Trustee is acting as a successor Master Servicer pursuant to Section 7.02 hereof, the Trustee shall notify the Rating Agencies of any event that would result in the inability of the Trustee to make Advances as successor Master Servicer and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

(i) each annual statement as to compliance described in Section 3.17 hereof;

(ii) each annual assessment of compliance and attestation report described in Section 3.16 hereof; and

(iii) each notice delivered pursuant to Section 5.05(b) hereof which relates to the fact that the Master Servicer has not made an Advance.

(c) All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to S&P, to:

Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Facsimile number: (212) 438-2661

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 12.11. Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Fund, if made in the manner provided in this Section 12.11.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust Fund in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. Derivative Transactions.

(a) At the direction of the Seller, the Securities Administrator shall, on behalf of the Trust Fund, enter into derivative contracts (in a form reasonably acceptable to the Securities Administrator) for the benefit of the Certificates; provided, however, the counterparty to such derivative contract shall not be an Affiliate of the Depositor. Any acquisition of such derivative contract shall be accompanied by (i) an appropriate amendment to this Agreement, (ii) any Opinion of Counsel required by Section 12.01 and (iii) a REMIC Opinion.

(b) All collections, proceeds and other amounts in respect of such derivative contracts payable by the derivative counterparty shall be distributed to the Certificates on the Distribution Date following receipt thereof by the Securities Administrator.

(c) Any derivative contract that provides for any payment obligation on the part of the Trust Fund must (i) be without recourse to the assets of the Trust Fund, (ii) contain a non-petition covenant provision from the derivative counterparty, (iii) limit payment dates thereunder for payments, if any, by the Trust Fund to Distribution Dates (iv) contain a provision limiting any cash payments due to the derivative counterparty on any day under such derivative contract solely to funds available therefor in the Distribution Account available to make payments to the Certificateholders on such Distribution Date, and (v) provide for copies of all notices and correspondence to be provided to the Securities Administrator, the Trustee and the Depositor.

(d) Each derivative contract must (i) provide for the direct payment of any amounts by the derivative counterparty thereunder to the Distribution Account at least one Business Day prior to the related Distribution Date, (ii) contain an assignment of all of the Trust Fund’s rights (but none of its obligations) under such derivative contract to the Trustee on behalf the Certificateholders and shall include an express consent to the derivative counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such derivative contract shall terminate upon the direction of a majority of the Voting Rights of the Certificates, and (iv) prohibit the derivative counterparty from “setting-off’ or “netting” other obligations of the Trust Fund against such derivative counterparty’s payment obligations thereunder.

(e) The Seller shall determine, in its sole discretion, whether any derivative contract conforms to the requirements of Section 12.13(c) and (d).

(f) Neither the Seller nor the Depositor shall have any direct or indirect obligation under the derivative contracts.

SECTION 12.14. Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor agrees to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

The Securities Administrator shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Securities and Exchange Commission pursuant to this Agreement and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Securities Administrator’s possession). Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Seller.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title: Senior Vice President

MORTGAGEIT, INC., as Seller

By:	/s/ Andy Occhino
Name: Andy Occhino
Title: General Counsel and Secretary

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Michael Pinzon
Name: Michael Pinzon
Title: Assistant Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Michael Pinzon
Name: Michael Pinzon
Title: Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Custodian

By:	/s/ Ronald Reyes
Name: Ronald Reyes
Title: Vice President

By:	/s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

On the ______ day of February 2006, before me, a notary public in and for said State, personally appeared _________known to me to be a ___________of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF __________	)

On the _____ day of February 2006, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a ___________________ of MortgageIT, Inc., a New York corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On the ______ day of February 2006, before me, a notary public in and for said State, personally appeared _________________________ known to me to be a _______________________ of Wells Fargo Bank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On the _____ day of February 2006, before me, a notary public in and for said State, personally appeared ___________________________________ known to me to be _______________________________ of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

SCHEDULE I

MORTGAGE LOAN SCHEDULE